                                                                [EXECUTION COPY]
================================================================================



                                CREDIT AGREEMENT

                           Dated as of August 24, 2004

                                      among

                                PALL CORPORATION,
                                as the Borrower,

                              JPMORGAN CHASE BANK,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                         The Other Lenders Party Hereto,

                              FLEET NATIONAL BANK,
                              as Syndication Agent,

           WACHOVIA BANK NATIONAL ASSOCIATION and UBS SECURITIES LLC,
                           as Co-Documentation Agents,

                                       and

                         BANC OF AMERICA SECURITIES LLC
                                       AND
                           J.P.MORGAN SECURITIES INC.,
                                       as
                     Co-Lead Arrangers and Co-Book Managers.



================================================================================

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----


ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS...........................................................1

         1.01     Defined Terms..................................................................................1
         1.02     Other Interpretive Provisions.................................................................21
         1.03     Accounting Terms..............................................................................22
         1.04     Rounding......................................................................................23
         1.05     Times of Day..................................................................................23
         1.06     Letter of Credit Amounts......................................................................23

ARTICLE II            THE COMMITMENTS AND CREDIT EXTENSIONS.....................................................23

         2.01     Committed Loans...............................................................................23
         2.02     Borrowings, Conversions and Continuations of Committed Loans..................................23
         2.03     Bid Loans.....................................................................................25
         2.04     Letters of Credit.............................................................................28
         2.05     Swing Line Loans..............................................................................36
         2.06     Prepayments...................................................................................39
         2.07     Termination or Reduction of Commitments.......................................................40
         2.08     Repayment of Loans............................................................................40
         2.09     Interest......................................................................................41
         2.10     Fees..........................................................................................41
         2.11     Computation of Interest and Fees..............................................................42
         2.12     Evidence of Debt..............................................................................42
         2.13     Payments Generally; Administrative Agent's Clawback...........................................43
         2.14     Sharing of Payments by Lenders................................................................44
         2.15     Increase in Commitments.......................................................................45

ARTICLE III           TAXES, YIELD PROTECTION AND ILLEGALITY....................................................46

         3.01     Taxes.........................................................................................46
         3.02     Illegality....................................................................................48
         3.03     Inability to Determine Rates..................................................................49
         3.04     Increased Costs; Reserves on Eurodollar Rate Loans............................................49
         3.05     Compensation for Losses.......................................................................51
         3.06     Mitigation Obligations; Replacement of Lenders................................................51
         3.07     Survival......................................................................................52

ARTICLE IV            CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.................................................52

         4.01     Conditions of Initial Credit Extension........................................................52
         4.02     Conditions to all Credit Extensions...........................................................54

ARTICLE V             REPRESENTATIONS AND WARRANTIES............................................................55

         5.01     Existence, Qualification and Power; Compliance with Laws......................................55
         5.02     Authorization; No Contravention...............................................................55
         5.03     Governmental Authorization; Other Consents....................................................55
         5.04     Binding Effect................................................................................55


                                TABLE OF CONTENTS
                                  (continued)

                                                                                                              PAGE
                                                                                                              ----

         5.05     Financial Statements; No Material Adverse Effect..............................................56
         5.06     Litigation....................................................................................56
         5.07     No Default....................................................................................56
         5.08     Ownership of Property; Liens..................................................................56
         5.09     Environmental Compliance......................................................................57
         5.10     Insurance.....................................................................................57
         5.11     Taxes.........................................................................................57
         5.12     ERISA Compliance..............................................................................57
         5.13     Subsidiaries; Equity Interests................................................................58
         5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act................58
         5.15     Disclosure....................................................................................58
         5.16     Compliance with Laws..........................................................................58
         5.17     Permits and Licenses, Etc.....................................................................59
         5.18     Labor Disputes and Acts of God................................................................59
         5.19     Specially Designated Nationals or Blocked Persons List........................................59

ARTICLE VI            AFFIRMATIVE COVENANTS.....................................................................59

         6.01     Financial Statements..........................................................................59
         6.02     Certificates; Other Information...............................................................60
         6.03     Notices.......................................................................................62
         6.04     Payment of Obligations........................................................................62
         6.05     Preservation of Existence, Etc................................................................63
         6.06     Maintenance of Properties.....................................................................63
         6.07     Maintenance of Insurance......................................................................63
         6.08     Compliance with Laws..........................................................................63
         6.09     Books and Records.............................................................................63
         6.10     Inspection Rights.............................................................................64
         6.11     Use of Proceeds...............................................................................64
         6.12     Additional Guarantors.........................................................................64
         6.13     Environmental Laws............................................................................64
         6.14     Borrower Rating...............................................................................64

ARTICLE VII           NEGATIVE COVENANTS........................................................................65

         7.01     Liens.........................................................................................65
         7.02     Investments...................................................................................66
         7.03     Indebtedness..................................................................................67
         7.04     Fundamental Changes...........................................................................68
         7.05     Dispositions..................................................................................69
         7.06     Restricted Payments...........................................................................70
         7.07     Change in Nature of Business..................................................................70
         7.08     Transactions with Affiliates..................................................................70
         7.09     Burdensome Agreements.........................................................................70

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                              PAGE
                                                                                                              ----
         7.10     Use of Proceeds...............................................................................70
         7.11     Financial Covenants...........................................................................70
         7.12     Hazardous Materials...........................................................................71
         7.13     Subordinated Indebtedness.....................................................................71
         7.14     Negative Pledge...............................................................................71
         7.15     Senior Notes..................................................................................71
         7.16     Senior Notes..................................................................................71
         7.17     Inactive Domestic Subsidiaries................................................................71

ARTICLE VIII          EVENTS OF DEFAULT AND REMEDIES............................................................71

         8.01     Events of Default.............................................................................71
         8.02     Remedies Upon Event of Default................................................................73
         8.03     Application of Funds..........................................................................74

ARTICLE IX            ADMINISTRATIVE AGENT......................................................................75

         9.01     Appointment and Authority.....................................................................75
         9.02     Rights as a Lender............................................................................75
         9.03     Exculpatory Provisions........................................................................75
         9.04     Reliance by Administrative Agent..............................................................76
         9.05     Delegation of Duties..........................................................................76
         9.06     Resignation of Administrative Agent...........................................................77
         9.07     Non-Reliance on Administrative Agent and Other Lenders........................................77
         9.08     No Other Duties, Etc..........................................................................78
         9.09     Administrative Agent May File Proofs of Claim.................................................78
         9.10     Guaranty Matters..............................................................................78

ARTICLE X             MISCELLANEOUS.............................................................................79

         10.01    Amendments, Etc...............................................................................79
         10.02    Notices; Effectiveness; Electronic Communication..............................................80
         10.03    No Waiver; Cumulative Remedies................................................................81
         10.04    Expenses; Indemnity; Damage Waiver............................................................81
         10.05    Payments Set Aside............................................................................83
         10.06    Successors and Assigns........................................................................84
         10.07    Treatment of Certain Information; Confidentiality.............................................87
         10.08    Right of Setoff...............................................................................88
         10.09    Interest Rate Limitation......................................................................89
         10.10    Counterparts; Integration; Effectiveness......................................................89
         10.11    Survival of Representations and Warranties....................................................89
         10.12    Severability..................................................................................89
         10.13    Replacement of Lenders........................................................................89
         10.14    Governing Law; Jurisdiction; Etc..............................................................90
         10.15    Waiver of Jury Trial..........................................................................91
         10.16    USA PATRIOT Act Notice........................................................................91
SIGNATURES.....................................................................................................S-1


SCHEDULES

         1.0        Existing Letters of Credit
         2.01       Commitments and Applicable Percentages
         4.01       Guarantors
         5.06       Litigation
         5.09       Environmental Matters
         5.11       Tax Sharing Agreements
         5.13       Subsidiaries; Other Equity Investments; Equity Interests in
                    the Borrower
         7.01       Existing Liens
         7.02       Existing Investments
         7.03       Existing Indebtedness
         7.03(d)    Existing Guarantees
         10.02      Administrative Agent's Office; Certain Addresses for Notices


EXHIBITS

                  FORM OF

         A        Committed Loan Notice
         B-1      Bid Request
         B-2      Competitive Bid
         B-3      Letter of Credit Application
         C        Swing Line Loan Notice
         D        Note
         E        Compliance Certificate
         F        Assignment and Assumption
         G        Guaranty
         H        Opinion Matters

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of August 24, 2004, among PALL CORPORATION, a New York corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), JPMORGAN CHASE BANK, as Administrative Agent, Swing Line Lender and L/C Issuer, FLEET NATIONAL BANK, as Syndication Agent, WACHOVIA BANK NATIONAL ASSOCIATION and UBS SECURITIES LLC, as Co-Documentation Agents, and BANC OF AMERICA SECURITIES LLC and J.P. MORGAN SECURITIES INC., as Co-Arrangers.

         The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Absolute Rate" means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

         "Absolute Rate Loan" means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

         "Administrative Agent" means JPMorgan in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Aggregate Commitments" means the Commitments of all the Lenders.

         "Agreement" means this Credit Agreement as originally in effect on the Closing Date and as amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

                                        APPLICABLE RATE
                                                          EURODOLLAR  RATE
                                                                 +              ALL-IN DRAWN
                   DEBT RATINGS                           ----------------        PRICING
PRICING LEVEL      S&P/MOODY'S          FACILITY FEE      LETTER OF CREDIT           +
-------------- --------------------- ------------------- ------------------- -------------------
      1                A/A2                 .08%                .32%                .40%
      2               A-/A3                 .10%                .40%                .50%
      3             BBB+/Baa1               .125%               .50%                .625%
      4              BBB/Baa2               .15%                .60%                .75%
      5             BBB-/Baa3               .20%                .80%               1.00%
      6             BBB-/Baa3               .30%               1.20%               1.50%

         "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 6 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply.

         Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vi). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade or a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

         "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries as at August 2, 2003, and the related consolidated statements of earnings, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, including the notes thereto.

         "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan as its "prime rate." The "prime rate" is a rate set by JPMorgan based upon various factors including JPMorgan's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMorgan shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Bid Borrowing" means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

         "Bid Loan" has the meaning specified in Section 2.03(a).

         "Bid Loan Lender" means, in respect of any Bid Loan, the Lender making such Bid Loan to the Borrower.

         "Bid Loan Sublimit" means an amount equal to $75,000,000. The Bid Loan Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Bid Request" means a written request for one or more Bid Loans substantially in the form of Exhibit B-1.

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrowing" means a Committed Borrowing, a Bid Borrowing or a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capital Lease" means with respect to any Person, as of the date of determination, any lease the obligations of which are required to be capitalized on the balance sheet of such Person in accordance with GAAP applied on a consistent basis.

         "Cash Collateralize" has the meaning specified in Section 2.04(g).

         "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

         "Change of Control" means an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities.

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

         "Co-Arrangers" means Banc of America Securities LLC and J.P.Morgan Securities Inc., each in its capacity as co-lead arranger and co-book manager.

         "Co-Documentation Agents" means Wachovia Bank, N.A. and UBS Securities LLC, each in its capacity as co-documentation agent.

         "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations promulgated thereunder.

         "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period made by each of the Lenders pursuant to
Section 2.01.

         "Committed Loan" has the meaning specified in Section 2.01.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Competitive Bid" means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Lender.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit E.

         "Consolidated EBITDA" means, for any four consecutive fiscal quarter period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the Consolidated Net Income (Net Loss) of the Borrower and its Subsidiaries for such period, plus the sum, without duplication, for such period of (a) Consolidated Interest Charges, (b) depreciation and amortization expenses or charges, (c) income taxes to any government or governmental instrumentality expensed on the Borrower's or its Subsidiaries' books (whether paid or accrued) and (d) non-cash non-recurring charges or losses, if any, minus the sum, without duplication, for such period of (a) non-cash non-recurring gains, if any and (b) interest income, determined in accordance with GAAP applied on a consistent basis. All of the foregoing categories shall be calculated with respect to the Borrower and its Subsidiaries on a consolidated basis. At any time Consolidated EBITDA is required to be calculated hereunder, the Borrower shall use the amounts set forth in the financial statement or statements delivered to the Administrative Agent covering the last four consecutive fiscal quarters pursuant to the terms hereof.

         "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),
(e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

         "Consolidated Interest Charges" means, for any four fiscal quarter period, for the Borrower and its Subsidiaries on a consolidated basis, the sum, for such period, of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

         "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated EBITDA.

         "Consolidated Net Income (Net Loss)" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP applied on a consistent basis.

         "Consolidated Net Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges less interest income earned by the Borrower and its Subsidiaries during the corresponding four fiscal quarter period.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

         "Debt Rating" has the meaning specified in the definition of "Applicable Rate."

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate for Base Rate Loans and Absolute Rate Loans equal to the interest rate otherwise applicable to such Loans plus 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "Eligible Investments" means (a) direct obligations of the U.S. or any governmental agency thereof which are fully guaranteed or insured by the U.S.; provided that such obligations mature within two years from the date of acquisition thereof; or (b) Dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the U.S. or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (c) money market mutual funds having assets in excess of $1,000,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's or S&P, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Moody's or S&P; or (f) repurchase agreements entered into with any bank, trust company or financial institution organized under the laws of the U.S. or any state thereof or under the laws of Puerto Rico, having capital and surplus in an aggregate amount not less than $1,000,000,000 and relating to any of the obligations referred to in clause (a) above; or (g) short-term investments by any non-Domestic Subsidiary made in the ordinary course of its business and in accordance with the Borrower's guidelines and procedures, provided that the aggregate amount of such investments by the non-Domestic Subsidiaries shall not exceed $30,000,000, at any one time outstanding; or (h) cash.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan for which notice thereof has not been waived pursuant to the regulations under Section 4043(c) of ERISA as in effect on the date hereof; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate if such liability, taken together with any other such liabilities then existing, would reasonably be expected to have a Material Adverse Effect.

         "Eurodollar Bid Margin" means the margin above or below the Eurodollar Rate to be added to or subtracted from the Eurodollar Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

         "Eurodollar Margin Bid Loan" means a Bid Loan that bears interest at a rate based upon the Eurodollar Rate.

         "Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by JPMorgan (or, in the case of a Bid Loan, the applicable Bid Loan Lender) and with a term equivalent to such Interest Period would be offered by JPMorgan's (or such Bid Lender's) London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "Eurodollar Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

         "Eurodollar Rate Loan" means a Eurodollar Rate Committed Loan or a Eurodollar Margin Bid Loan.

         "Event of Default" has the meaning specified in Section 8.01.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

         "Existing Credit Agreement" means, collectively, (a) the Credit Agreement, dated as of August 30, 2000, among the Borrower, a syndicate of lenders, Fleet Bank, National Association, as administrative agent, The Chase Manhattan Bank, as syndication agent and Wachovia Bank, N.A., as documentation agent and (b) the Term Loan Agreement, dated as of October 18, 2002, among the Borrower, a syndicate of lenders and Fleet National Bank, as administrative agent, each as amended or otherwise modified prior to the date hereof.

         "Existing Letters of Credit" means the Letters of Credit existing on the date hereof and listed on Schedule 1.0.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMorgan on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the amended and restated letter agreement, dated as of August 23, 2004 (amending and restating the letter agreement, dated July 23, 2004), among the Borrower, the Administrative Agent, the Syndication Agent and the Co-Arrangers.

         "Fleet" means Fleet National Bank and its successors.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on July 31st; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2004 Fiscal Year") refer to the Fiscal Year ending on July 31st of such calendar year; provided that for purposes of 2003 it shall be the period of fifty-two consecutive calendar weeks ending on August 2nd.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

         "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Guarantors" means each Domestic Subsidiary that is not an Inactive Domestic Subsidiary.

         "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G, as may be amended, amended and restated or otherwise modified from time to time.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Inactive Domestic Subsidiaries" means each Domestic Subsidiary identified as such on Schedule 5.13 hereto or hereafter acquired or formed by the Borrower upon notice of such designation to the Administrative Agent.

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) Capital Leases and Synthetic Lease Obligations;

                  (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

                  (h) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnitees" has the meaning specified in Section 10.04(b).

         "Indenture" means the Indenture, dated as of August 1, 2002, naming the Borrower, as issuer, certain Subsidiaries, as guarantors and The Bank of New York, as trustee, under which certain of the Senior Notes were issued.

         "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means (a) as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Committed Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or Bid Request, as the case may be; and (b) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the Borrower in its Bid Request; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity
         Date.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the United States Internal Revenue Service.

         "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

         "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

         "JPMorgan" means JPMorgan Chase Bank, and its successors.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

         "L/C Issuer" means (i) JPMorgan in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and
(ii) Fleet Bank, National Association in its capacity as issuer of Existing Letters of Credit.

         "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit substantially in the form of Exhibit B-3.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Fee" has the meaning specified in Section 2.04(i).

         "Letter of Credit Sublimit" means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Committed Loan, a Bid Loan or a Swing Line Loan.

         "Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letter, the Guaranty and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

         "Loan Parties" means, collectively, the Borrower and each Guarantor.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Maturity Date" means the fifth anniversary of the Closing Date.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D, as may be amended, amended and restated or otherwise modified from time to time.

         "Note Purchase Agreement" means the Note Purchase Agreement, dated as of July 28, 2000, among the Borrower and the Purchasers identified therein, pursuant to which the Borrower issued certain of the Senior Notes due August 29, 2010, as amended, restated, supplemented or otherwise modified from time to time.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Outstanding Amount" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

         "Participant" has the meaning specified in Section 10.06(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Equity Interests, assets or otherwise) by the Borrower or any of its Subsidiaries from any Person of a business that is substantially similar (i) to any line of business conducted by the Borrower and/or its Subsidiaries on the date hereof or (ii) to any business substantially related to or incidental to those lines of business conducted by the Borrower and/or its Subsidiaries on the date hereof and in which the following conditions are satisfied:

                  (a) the acquisition shall have been approved by the board of directors or other appropriate governing body of the Person whose business is to be acquired;

                  (b) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom;

                  (c) if the acquisition is of Equity Interests of a Person such Person becomes a Subsidiary;

                  (d) after giving pro forma effect (in a manner satisfactory to the Administrative Agent) to the consummation of such acquisition and the incurrence of any Indebtedness in connection with such acquisition, the Consolidated Leverage Ratio shall not exceed 2.5 to 1.0; and

                  (e) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full fiscal quarters immediately preceding such acquisition for which financial statements have been delivered pursuant to the terms hereof (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 6.01) giving pro forma effect to the consummation of such acquisition and the incurrence of any Indebtedness in connection with such acquisition and evidencing compliance with the covenants set forth in Section 7.11.

         "Permitted Liens" means Liens permitted by Section 7.01.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Register" has the meaning specified in Section 10.06(c).

         "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments (exclusive of Commitments in respect of Bid Loans) or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Responsible Officer" means the chief executive officer, president, vice-president-finance and controller, chief financial officer, treasurer or director of treasury operations of a Loan Party or any other person authorized by the Board of Directors of a Loan Party to sign Loan Documents on its behalf. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" has the meaning set forth in Section 7.06.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Senior Notes" means collectively, (a) the 7.83% Senior Notes, in the aggregate principal amount of $100,000,000, issued by the Borrower pursuant to the Note Purchase Agreement and (b) the 6.00% Senior Notes, in the aggregate principal amount of $280,000,000 issued by the Borrower pursuant to the Indenture.

         "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature in each case after giving effect to any right of indemnification and contribution of such Person from or to any Affiliate.

         "SPC" has the meaning specified in Section 10.6(h).

         "Subordinated Indebtedness" means all Indebtedness which is subordinated in right of payment to the prior final payment in full of the obligations of the Borrower and/or of its Subsidiaries to the Lenders hereunder and under any other Loan Document on subordination terms satisfactory to and approved in writing by the Required Lenders (not to be unreasonably withheld or delayed).

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.05.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.05.

         "Swing Line Lender" means JPMorgan in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.05(a).

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Syndication Agent" means Fleet in its capacity as syndication agent under any of the Loan Documents.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

         "Threshold Amount" means $5,000,000.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Type" means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan, and (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurodollar Margin Bid Loan.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning specified in Section 2.04(c)(i).

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                  (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed to be in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied on a consistent basis and in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and the Borrower).

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         1.06 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section
2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

         (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Committed Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by crediting the account of the Borrower on the books of JPMorgan (or any other bank upon written notice from a Responsible Officer of the Borrower) with the amount of such funds; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans without the consent of the Required Lenders.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in JPMorgan's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

         2.03 BID LOANS.

         (a) General. Subject to the terms and conditions set forth herein, each Lender agrees that the Borrower may from time to time request the Lenders to submit offers to make loans (each such loan, a "Bid Loan") to the Borrower prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any Bid Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than ten different Interest Periods in effect with respect to Bid Loans at any time.

         (b) Requesting Competitive Bids. The Borrower may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Borrower. No Bid Request shall contain a request for (i) more than one Type of Bid Loan, (ii) Bid Loans having more than three different Interest Periods or (iii) Bid Loans having maturities less than fourteen days. Unless the Administrative Agent otherwise agrees in its sole and absolute discretion, the Borrower may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.

         (c) Submitting Competitive Bids.

                  (i) The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Borrower and the contents of such Bid Request.

                  (ii) Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) two Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans; provided, however, that any Competitive Bid submitted by JPMorgan in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of Eurodollar Margin Bid Loans, the Eurodollar Bid Margin with respect to each such Eurodollar Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

                  (iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender's Competitive Bid.

                  (iv) Subject only to the provisions of Sections 3.02, 3.03 and
         4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

         (d) Notice to Borrower of Competitive Bids. Not later than 11:00 a.m.
(i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) two Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans, the Administrative Agent shall notify the Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.

         (e) Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) two Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans, the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:

                  (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

                  (ii) the principal amount of each Bid Loan must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof;

                  (iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurodollar Bid Margins within each Interest Period; and

                  (iv) the Borrower may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

         (f) Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurodollar Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurodollar Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Borrower, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.

         (g) Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.

         (h) Notice of Eurodollar Rate. If any Bid Borrowing is to consist of Eurodollar Margin Loans, the Administrative Agent shall determine the Eurodollar Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Borrower and the Lenders that will be participating in such Bid Borrowing of such Eurodollar Rate.

         (i) Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Borrower shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent.

         (j) Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder's name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

         2.04 LETTERS OF CREDIT.

         (a) The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and
         (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                  (ii) The L/C Issuer shall not issue any Letter of Credit, if:

                           (A) subject to Section 2.04(b)(iii), the expiry date
                  of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                           (B) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

                  (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) the issuance of such Letter of Credit would
                  violate one or more policies of the L/C Issuer;

                           (C) such Letter of Credit is to be denominated in a
                  currency other than Dollars;

                           (D) such Letter of Credit contains any provisions for
                  automatic reinstatement of the stated amount after any drawing thereunder; or

                           (E) a default of any Lender's obligations to fund
                  under Section 2.04(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

                  (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                  (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

                  (vii) The L/C Issuer shall, on a monthly basis, provide the Lenders with a summary of all Letters of Credit outstanding as of the date such summary is provided.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly upon the Administrative Agent's receipt of notice from the Borrower of its request for a Letter of Credit, the Administrative Agent will notify each Lender of such request. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, prior to the requested issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

                  (iv) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an "Auto-Reinstatement Letter of Credit"). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the "Non-Reinstatement Deadline"), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

                  (v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
         Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

                  (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; (C) any reduction or termination of the Commitment; or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in
         Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                  (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent or the Required Lenders, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.06 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.04, Section
2.06 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at JPMorgan.

         (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the later of the Letter of Credit Expiration Date and the date on which there ceases to be any L/C Obligations and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account, upon issuance of any Letter of Credit hereunder, a one-time fronting fee equal to 0.125% of the amount available to be drawn under such Letter of Credit (such amount to be determined in accordance with Section 1.06). In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

         (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

         2.05 SWING LINE LOANS.

         (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and whole multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in
Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

         (c) Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in
         Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default; (C) any reduction or termination of the Commitment; or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d) Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.05 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.06 PREPAYMENTS.

         (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

         (b) No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.

         (c) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(ii) any such prepayment shall be in a minimum principal amount of $250,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         (d) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

         2.07 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Bid Loan Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         2.08 REPAYMENT OF LOANS.

         (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

         (b) The Borrower shall repay each Bid Loan on the last day of the Interest Period in respect thereof.

         (c) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

         2.09 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurodollar Rate for such Interest Period plus (or minus) the Eurodollar Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

         (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.10 FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.04:

         (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                  (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.11 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMorgan's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

         2.12 EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.13 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

         (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

         (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

         (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

         (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.14 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and
(b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

                  (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

                  (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

         Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

         2.15 INCREASE IN COMMITMENTS.

         (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $50,000,000; provided that any such request for an increase shall be in a minimum amount of $5,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

         (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

         (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

         (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

         (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and
(b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

         (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.14 or 10.01 to the contrary.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

         (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

         Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                  (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                  (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

                  (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code,
         (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

                  (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

         (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

         3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COSTS; RESERVES ON EURODOLLAR RATE LOANS.

         (a) Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

                  (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

                  (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

         (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

         (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

         (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

         3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

                  (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Committed Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan was in fact so funded.

         3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

         (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

         3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

                  (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

                           (i) counterparts of this Agreement and the Guaranty
                  executed by the Borrower and each Guarantor, respectively, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                           (ii) a Note executed by the Borrower in favor of each
                  Lender requesting a Note;

                           (iii) (A) a certificate of good standing for the
                  Borrower and each Guarantor from the secretary of state of the states of their organizational jurisdiction; (B) certified copies of the Certificate of Incorporation and By-laws or other organizational documents, as applicable of the Borrower and each Guarantor; and (C) a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying: (1) that neither the Certificates of Incorporation nor the By-laws of the Borrower nor of any Guarantor has been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof);
                  (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower and by the board of directors or other governing body or Persons of each Guarantor authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Borrower, the borrowings and other extensions of credit hereunder; and (3) the incumbency and specimen signature of each Responsible Officer of the Borrower and of each Responsible Officer of each Guarantor executing each Loan Document to which the Borrower or any Guarantor is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Borrower and each Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of the Borrower and each Guarantor;

                           (iv) a favorable opinion of (A) Carter Ledyard &
                  Milburn LLP, counsel to the Loan Parties and (B) local Michigan counsel to Gelman Sciences, Inc., in each case addressed to the Administrative Agent and each Lender;

                           (v) a certificate of a Responsible Officer of each
                  Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                           (vi) a certificate signed by a Responsible Officer of
                  the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (C) the current Debt Ratings; (D) as to the solvency of the Borrower on the Closing Date; (E) that there have been no material changes in Laws or governmental policies affecting the Borrower and its Subsidiaries; and (F) that no default or event of default (or analogous condition) exists under any material Indebtedness of the Borrower or any of its Subsidiaries;

                           (vii) a duly completed Compliance Certificate as of
                  the last day of the fiscal quarter of the Borrower ended April 30, 2004, signed by a Responsible Officer of the Borrower;

                           (viii) evidence that all insurance required to be
                  maintained pursuant to the Loan Documents has been obtained and is in effect;

                           (ix) evidence that the Existing Credit Agreement has
                  been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released; and

                           (x) such other assurances, certificates, documents,
                  consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

         (d) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened before any court, governmental agency or arbiter that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (e) There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries or the Borrower and the Guarantors, taken as a whole, since August 2, 2003.

         Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have (i) received notice from such Lender prior to the proposed Closing Date specifying its objection thereto or (ii) consented to, approved or accepted or been satisfied with a document or other matter required hereunder in a manner that is determined to have been gross negligence or willful misconduct.

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Committed Loans) is subject to the following conditions precedent:

                  (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
         Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

                  (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

                  (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension (which the Administrative Agent will promptly forward on to the Lenders) in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Committed Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Borrower or any Guarantor, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Borrower, the borrowings and each other extension of credit hereunder other than registrations, consents and approvals received prior to the date hereof and disclosed to the Lenders and which are in full force and effect or such registrations, consents and approvals required pursuant to Section 5.01 hereof.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law. Notwithstanding anything to the contrary, this Section shall not be deemed to restrict the ability of the Borrower and its Subsidiaries to create or permit to exist Permitted Liens.

         5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated April 30, 2004, and the related consolidated statements of earnings and cash flows for the nine-month period ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

         (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. The Borrower and each of the Guarantors is Solvent.

         5.06 LITIGATION. Except as disclosed in Schedule 5.06 hereto, (a) there are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower or any Subsidiary of the Borrower) pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any such Subsidiary at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which could reasonably be expected to result in a Material Adverse Effect; and (b) neither the Borrower nor any Subsidiary of the Borrower is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

         5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is a party to any agreement, indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         5.08 OWNERSHIP OF PROPERTY; LIENS. The Borrower and each Subsidiary of the Borrower has good title to its respective properties and assets reflected on the financial statements referred to in Section 5.05 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

         5.09 ENVIRONMENTAL COMPLIANCE. Except as disclosed in Schedule 5.09 hereto, the Borrower and each Subsidiary are in compliance in all material respects with all applicable Environmental Laws and neither the Borrower nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower or any such Subsidiary in any manner which violates any applicable Environmental Law. To the best actual knowledge of any officer of the Borrower, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

         5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

         5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) where the failure to file such tax returns or pay such taxes, charges or levies could not reasonably be expected to have a Material Adverse Effect and (b) taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP consistently applied shall have been provided on the books of the Borrower and its Subsidiaries. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Except as set forth in Schedule 5.11 hereto, neither any Loan Party nor any Subsidiary thereof is a party to any tax sharing agreement.

         5.12 ERISA COMPLIANCE. Each Pension Plan is in compliance in all material respects with ERISA; no Plan is insolvent or in reorganization (as defined in Section 4241 of ERISA) and no Pension Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 515 (as to a proceeding which was not dismissed within 30 days), 4062, 4063 or 4064 of ERISA or reasonably expects to incur any liability under any of the foregoing Sections on account of the prior termination of participation in or contributions to any such Pension Plan; no proceedings have been instituted to terminate any Pension Plan; to the best of its knowledge, no condition exists which could reasonably be expected to present a risk to the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; and no lien imposed under the Code or ERISA on the assets of the Borrower or any of its ERISA Affiliates exists or to the knowledge of the Borrower is likely to arise on account of any Plan. The Borrower has no multi-employer plans. The present value of all projected benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan in an amount that could have a Material Adverse Effect. The present value of all projected benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans in an amount that could have a Material Adverse Effect.

         5.13 SUBSIDIARIES; EQUITY INTERESTS. Attached hereto as Schedule 5.13 is a correct and complete list of each of the Borrower's Subsidiaries and Affiliates as of the Closing Date showing as to each (a) Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest and
(b) Affiliate in which the Borrower or any of its Subsidiaries owns an interest, the number of shares or other ownership interests of such Affiliate owned directly or indirectly by the Borrower.

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

         (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15 DISCLOSURE. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Administrative Agent, the L/C Issuer, or any Lender by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

         5.16 COMPLIANCE WITH LAWS. The Borrower and each Subsidiary of the Borrower are each in compliance, with all laws, rules, regulations, orders and decrees which are applicable to the Borrower or any such Subsidiary, or to any of their respective properties, which the failure to comply with could reasonably be expected to have a Material Adverse Effect.

         5.17 PERMITS AND LICENSES, ETC. The Borrower and each Subsidiary of the Borrower each has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not reasonably be expected to have a Material Adverse Effect.

         5.18 LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of the Borrower or any Subsidiary of the Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

         5.19 SPECIALLY DESIGNATED NATIONALS OR BLOCKED PERSONS LIST. None of the Borrower, Subsidiaries of the Borrower or Affiliates of the Borrower are named on the United States Department of the Treasury's Specially Designated Nationals or Blocked Persons list available through http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower or such shorter period as the SEC may require the Borrower to deliver its Form 10-K (commencing with the Fiscal Year ended July 31, 2004), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of earnings, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; provided that the requirements of this Section 6.01(a) shall be deemed satisfied by delivery within the time period specified above of (A) copy the Borrower's Annual Report on Form 10-K for such Fiscal Year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) ("Form 10-K")prepared in accordance with the requirements therefor and filed with the SEC, or (B) a notice setting forth a written reference to a website that contains such Form 10K (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act); and

                  (b) as soon as available, but in any event within 45 days after the end of the first three fiscal quarters of the Borrower or such shorter period as the SEC may require the Borrower to deliver its Form 10-Q (commencing with the fiscal quarter ended October 31, 2004),
         (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of earnings of the Borrower and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, and a statement of cash flows for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Responsible Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries being reported on and their results of operations and cash flows, subject to the changes resulting from year-end adjustments, provided that the requirements of this Section 6.01(b) shall be deemed satisfied by delivery within the time period specified above of (A) a copy of the Borrower's Quarterly Report on Form 10-Q ("Form 10-Q") prepared in compliance with the requirements therefor and filed with the SEC, or (B) a notice setting forth a written reference to a website that contains such Form 10-Q.

As to any information contained in materials furnished pursuant to Section 6.02(b), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

                  (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

                  (d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

                  (e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC or the U.S. Department of Justice concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

                  (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

         The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

         6.03 NOTICES. Promptly notify the Administrative Agent:

                  (a) of the occurrence of any Default or Event of Default which shall have occurred or the occurrence or existence of any event or circumstance that in the reasonable judgment of the Borrower is likely to become a Default or Event of Default;

                  (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

                  (c) of the occurrence of any ERISA Event;

                  (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary not mandated by GAAP; and

                  (e) of any announcement by Moody's or S&P of any change in a Debt Rating.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. (a) Pay all material indebtedness and obligations, now existing or hereafter arising, as and when due and payable except where (i) the validity or amount thereof is being contested in good faith and by appropriate proceedings, which proceedings shall include good faith negotiations, and (ii) the Borrower or any Subsidiary of the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (iii) the failure to make such payment pending such contest could not reasonably be expected to have a Material Adverse Effect, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, as and when due and payable, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof or except where the failure to make such payment could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested; provided, further that, subject to the foregoing proviso, the Borrower and each Subsidiary of the Borrower will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises (other than as expressly permitted herein) necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs and improvements thereto and renewals and replacements thereof so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times in the manner and custom of similar businesses; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, or through self insurance, if adequate reserves are maintained with respect thereto, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types (including hazard, business interruption, public liability and product liability) and in such amounts (including deductibles and co-insurance, if adequate reserves are maintained with respect thereto) as are customarily carried under similar circumstances by such other Persons.

         6.08 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System.

         6.09 BOOKS AND RECORDS. Maintain adequate records and proper books of record and account in which full, true and correct entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, and which shall reflect all financial transactions of the Borrower and each of its Subsidiaries and matters involving the assets and business of the Borrower and such Subsidiaries.

         6.10 INSPECTION RIGHTS. At any time during normal business hours and upon reasonable advance notice, permit the Administrative Agent or any agents or representatives thereof to examine and make copies of and abstracts from the books and records of such information which such Lender reasonably deems necessary or desirable (including the financial records of the Borrower and its Subsidiaries) and to visit the properties of the Borrower or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with any of their respective executive officers or the Borrower's independent accountants.

         6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions to refinance the Existing Credit Agreement, for working capital and other general corporate purposes, including Permitted Acquisitions, not in contravention of any Law or of any Loan Document.

         6.12 ADDITIONAL GUARANTORS. Notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

         6.13 ENVIRONMENTAL LAWS. Comply in all material respects with the requirements of all applicable Environmental Laws, provide to the Lenders all documentation in connection with such compliance that the Lenders may reasonably request, and defend, indemnify, and hold harmless the Administrative Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Borrower or any Subsidiary; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

         6.14 BORROWER RATING. Arrange for an annual reassessment and review of the Borrower's Debt Rating by S&P and Moody's and maintain a Debt Rating at all times.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

                  (a) Liens pursuant to any Loan Document;

                  (b) Liens existing on the date hereof and either listed on
         Schedule 7.01 or constituting purchase money liens on property of non-Domestic Subsidiaries and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

                  (c) Liens for taxes, assessments or other governmental charges
         (i) not yet due or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not yet due and payable or the payment of which is not at the time required;

                  (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

                  (f) deposits to secure (or obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Synthetic Lease Obligations), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (g) leases or subleases granted to others, easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances affecting real property which, in the aggregate do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

                  (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any stay;

                  (i) Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) any such Lien shall extend solely to the item or items of such fixed assets or (improvements thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other fixed assets (or improvements thereon) which is (A) an improvement to, or is acquired for specific use in connection with, such acquired or constructed fixed assets (or improvement thereon) or (B) real property being improved by such acquired or constructed fixed assets (or improvement thereon), (ii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to 100% of the cost to the Borrower or such Subsidiary of the fixed assets (or improvements thereon) so acquired or constructed, (iii) such Lien does not secure any Indebtedness other than in respect of the purchase price of the fixed assets (or improvements thereof) so acquired, and (iv) any such Lien shall be either (A) created contemporaneously with, or within 180 days after, the acquisition or construction of such fixed assets or (B) in respect of land on which such fixed assets or improvements are located.

                  (j) Liens securing leases (other than Synthetic Lease Obligations); and

                  (k) other Liens on the property and assets of the Borrower and of its Subsidiaries, which Liens secure Indebtedness permitted pursuant to Section 7.03(m) hereof.

         7.02 INVESTMENTS. Make any Investments, except:

                  (a) Investments held by the Borrower or such Subsidiary in the form of Eligible Investments;

                  (b) Investments of the Borrower in any Subsidiary and Investments of any Subsidiary in the Borrower or in another Subsidiary;

                  (c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

                  (d) Guarantees permitted by Section 7.03;

                  (e) Investments constituting Permitted Acquisitions;

                  (f) Investments (including by the purchase of equity securities), other than Investments of this type listed on Schedule
         7.02 hereto, by the Borrower in any Person which is not a Subsidiary of the Borrower, provided that such entities are engaged in a business which is related to the business of the Borrower, and provided further that the aggregate amount of all Investments made pursuant to this subsection (f), calculated at the time of the incurrence of such Investment, is in an amount not in excess of 5% of the consolidate tangible assets of the Borrower and its Subsidiaries;

                  (g) Investments in the Borrower's benefits protection trust, established for the purpose of satisfying certain supplemental retirement benefit obligations for eligible executives in the event of a change of control of the Borrower, consistent with past practices; and

                  (h) those Investments not otherwise specified in clauses (a) through (g) hereof, as described on Schedule 7.02 hereto.

         7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness under the Loan Documents;

                  (b) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized THEREUNDER and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

                  (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due;

                  (d) Guarantees of the Borrower or any Subsidiary (i) in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Subsidiary, (ii) Guarantees executed or committed prior to the date hereof as listed in Schedule 7.03(d) including renewals and extensions thereof; provided that such renewals or extensions do not increase the maximum exposure pursuant to the Guaranty and (iii) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

                  (e) Subordinated Indebtedness; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or would occur after giving effect to the incurrence of such Subordinated Indebtedness;

                  (f) Indebtedness secured by purchase money liens as permitted under Section 7.01(i) hereof and Indebtedness arising under Capital Leases; provided that the aggregate amount of such Indebtedness incurred in any fiscal year of the Borrower shall not exceed $40,000,000; provided further that no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

                  (g) Indebtedness with respect to Swap Contracts entered into by the Borrower; provided that such Swap Contracts shall be entered into in the ordinary course of its business with respect to its business needs and not for speculative purposes;

                  (h) Indebtedness for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of the Borrower or any Subsidiary of the Borrower in accordance with GAAP;

                  (i) Indebtedness owing by (i) the Borrower to any of its Subsidiaries or (ii) any Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower;

                  (j) Additional Indebtedness of the non-Domestic Subsidiaries; provided that such Indebtedness shall not be secured; provided further that no Event of Default has occurred and is continuing or would occur after giving effect to the incurrence of such additional Indebtedness;

                  (k) Indebtedness of the Borrower or a Subsidiary incurred in connection with or as a result of a Permitted Acquisition;

                  (l) unsecured Indebtedness of the Borrower or a Subsidiary in respect of performance, surety or appeal bonds provided in the ordinary course of business in an aggregate amount not to exceed $150,000,000 at any time outstanding;

                  (m) Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding secured by Liens permitted pursuant to Section 7.01(k);

provided, however, that no Indebtedness otherwise permitted by clauses (f), (i) (but only Indebtedness owing to a Loan Party), (k) or (m) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

         7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof) whether in one transaction or a series of transactions, except that, so long as no Default exists or would result therefrom:

                  (a) any Domestic Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Domestic Subsidiaries, provided that when any Guarantor is merging with another Domestic Subsidiary, the Guarantor shall be the continuing or surviving Person;

                  (b) any non-Domestic Subsidiary may merge with any one or more other non-Domestic Subsidiaries;

                  (c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor;

                  (d) the Borrower and any Subsidiary may make Investments permitted under Section 7.02 and Permitted Acquisitions; and

                  (e) the Borrower may merge with and into a Domestic Subsidiary, provided that (i) the Borrower shall notify the Administrative Agent not less than thirty days prior to such event and
         (ii) the surviving entity shall, if applicable, assume the obligations of the merged entity pursuant to this Agreement or any of the other Loan Documents and shall execute such documents and agreements as may be reasonably required by the Administrative Agent.

         7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

                  (a) Dispositions of properties or assets no longer used or useful in the conduct of their respective businesses;

                  (b) Dispositions of inventory in the ordinary course of business;

                  (c) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

                  (d) Dispositions permitted by Section 7.04;

                  (e) Dispositions of notes, accounts receivable or other obligations owing to the Borrower or any Subsidiary of the Borrower, with or without recourse, except for collections in the ordinary course of business; and

                  (f) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (h) in any Fiscal Year shall not exceed the amount expressed in Dollars which is equal to 15% multiplied by the Dollar value of the aggregate book value of the assets of the Borrower and its Subsidiaries on a consolidated basis calculated at the time such Disposition is made;

provided, however, that any Disposition pursuant to clauses (a) through (e) shall be for fair market value.

         7.06 RESTRICTED PAYMENTS. If a Default shall have occurred and is continuing, declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any shares or any class of stock of the Borrower whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Borrower or in any combination thereof (each of the foregoing being a "Restricted Payment").

         7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business which is substantially different (i) from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof and (ii) from any business substantially related or incidental to those lines of business conducted by the Borrower and its Subsidiaries on the date hereof.

         7.08 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or any of its Subsidiaries' business and on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply (i) to transactions between or among the Borrower and any Guarantor or between and among any Guarantors and (ii) the tax sharing agreements set forth on Schedule 5.11 hereto.

         7.09 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor,
(ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

         7.10 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.11 FINANCIAL COVENANTS.

         (a) Consolidated Net Interest Coverage Ratio. Permit the Consolidated Net Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 5.0 to 1.0.

         (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time to be greater than 3.0 to 1.0.

         7.12 HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Borrower or any of its Subsidiaries, a release of Hazardous Materials onto such property or asset or onto any other property, except in compliance with such laws and regulations.

         7.13 SUBORDINATED INDEBTEDNESS. (i) Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Indebtedness or
(ii) amend, supplement or otherwise modify any of the subordinated terms thereof in any way which would materially affect the interests of the Lenders, without the prior written consent of the Required Lenders.

         7.14 NEGATIVE PLEDGE. Enter into any agreement with any Person other than the Lenders pursuant to this Agreement or any of the other Loan Documents which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon its property, assets or revenues, whether now owned or hereafter acquired.

         7.15 SENIOR NOTES. Amend, restate, supplement or otherwise modify the Senior Notes, the Note Purchase Agreement or Indenture if the effect thereof would make the covenants or restrictions therein more restrictive than the covenants and restrictions contained herein.

         7.16 SENIOR NOTES. Directly or indirectly make any prepayment or repayment of principal of any Senior Note.

         7.17 INACTIVE DOMESTIC SUBSIDIARIES. No more than $1,000,000 of assets will be held by Inactive Domestic Subsidiaries in the aggregate.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

                  (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

                  (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or

                  (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for 30 days; or

                  (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

                  (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

                  (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

                  (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

                  (h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

                  (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

                  (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

                  (k) Change of Control. There occurs any Change of Control.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing unremedied, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                  (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

                  (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         8.03 APPLICATION OF FUNDS. After an Event of Default, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

                  First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

                  Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

                  Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

                  Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

                  Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

                  Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORITY. Each of the Lenders and the L/C Issuer hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

         9.02 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         9.03 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

                  (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

         The Administrative Agent shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or
(ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

         The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.

         9.05 DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         9.06 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (which shall not be unreasonably withheld or delayed and shall not be required so long as a Default has occurred and continues unremedied), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         Any resignation by JPMorgan as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

         9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Syndication Agent, Co-Arrangers or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents.

         9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         9.10 GUARANTY MATTERS. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

                                   ARTICLE X
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

                  (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

                  (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (e) change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

                  (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

                  (g) subject to Section 9.10, release all or substantially all of the Guarantors from the Guaranty without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv)
Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

         (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

                  (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

         (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

         Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         (c) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

         (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

         (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

         (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

         (e) Payments. All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor.

         (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

         10.06 SUCCESSORS AND ASSIGNS.

         (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section. (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

                  (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Bid Loans or Swing Line Loans;

                  (iii) any assignment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender; and

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender upon delivery to the Borrower of any Note issued to the assignor Lender, and the Borrower shall have authority to mark said original Note to reflect partial payment in the amount of the Note being issued to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

         (d) Participations. Any Lender may at any time in the ordinary course of its banking business and in accordance with applicable law, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other lenders (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

         Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

         (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

         (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

         (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.13(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,000, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

         (i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time JPMorgan assigns all of its Commitment and Loans pursuant to subsection (b) above, JPMorgan may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of JPMorgan as L/C Issuer or Swing Line Lender, as the case may be. If JPMorgan resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If JPMorgan resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

         10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

         For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

                  (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

                  (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

                  (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

                  (d) such assignment does not conflict with applicable Laws.

         A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         10.14 GOVERNING LAW; JURISDICTION; ETC.

         (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, ITSELF AND ITS PROPERTY TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, AT THE ADDRESS FOR NOTICES PROVIDED FOR IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         10.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 PALL CORPORATION


                                 By:     /s/ Lisa McDermott
                                         ---------------------------------------

                                 Name:   LISA McDERMOTT
                                         ---------------------------------------

                                 Title:  VICE PRESIDENT - FINANCE
                                         ---------------------------------------

                                 JPMORGAN CHASE BANK, as Administrative Agent


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                         ---------------------------------------

                                 JPMORGAN CHASE BANK, as a Lender, L/C Issuer and Swing Line Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                         ---------------------------------------

                                 FLEET NATIONAL BANK, as Syndication Agent and as a Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                         ---------------------------------------

                                 WACHOVIA BANK NATIONAL ASSOCIATION, as
                                 Co-Documentation Agent and as a Lender


                                 By:
                                      ---------------------------------------

                                 Name:
                                        -------------------------------------

                                 Title:
                                         ------------------------------------

                                 UBS SECURITIES LLC, as Co-Documentation Agent


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------



                                 UBS LOAN FINANCE LLC, as a Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                                 UFJ BANK LIMITED, as a Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                                 NORTH FORK BANK, as a Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                                 THE BANK OF NEW YORK, as a Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                                 HSBC BANK USA, NATIONAL ASSOCIATION, as a
                                 Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                                 SUMITOMO MITSUI BANKING CORPORATION, as a
                                 Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                                 BANCA NAZIONALE DEL LAVORO SPA, NEW YORK
                                 BRANCH, as a Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                                 COMERICA BANK, as a Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                                 KBC BANK N.V., as a Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                                 BANCA POPOLARE DI MILANO, NEW YORK BRANCH, as a Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                                 THE NORINCHUKIN BANK, NEW YORK BRANCH, as a
                                 Lender


                                 By:
                                      ------------------------------------------

                                 Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                                                                    SCHEDULE 1.0

                           EXISTING LETTERS OF CREDIT

 Reference        Date             Beneficiary                         Expiration          Amount
 ---------        ----             -----------                         ----------          ------

YS1343452        1-Aug-02   The Travelers Indemnity Company             31-Jul-05         $8,915,000

YS1415188        5-Aug-03   State of New York Department of Labor       23-Sep-04            $75,000

YS1415190        5-Aug-03   Insurance Company of North America           1-Aug-05           $561,000
                               A1: Pacific Employers Insurance
                               Company

YS1415192        5-Aug-03   HSBC Bank Malaysia Berhad                   23-Nov-04         $1,319,000

YS1457989       05-Feb-04   JGC USA, Inc                                05-Nov-04           $759,278

YS64132536       29-Jul-04   ABN AMRO Bank N.V.                          15-Nov-04          $198,000
                                                                                           ---------

                                                                                         -----------
                                                                                         $11,827,278
                                                                                         ===========

                                                                   SCHEDULE 2.01

                     COMMITMENTS AND APPLICABLE PERCENTAGES


                LENDER                                   COMMITMENT               APPLICABLE PERCENTAGE
-----------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank                                          $40,000,000                        13.33%
Fleet National Bank                                          $40,000,000                        13.33%
Wachovia Bank National Association                           $30,000,000                        10.00%
UBS Loan Finance LLC                                         $30,000,000                        10.00%
UFJ Bank Limited                                             $20,000,000                         6.67%
North Fork Bank                                              $20,000,000                         6.67%
The Bank of New York                                         $15,000,000                         5.00%
HSBC Bank USA, National Association                          $15,000,000                         5.00%
Sumitomo Mitsui Banking Corporation                          $15,000,000                         5.00%
Banca Nazionale del Lavoro SpA, New York Branch              $15,000,000                         5.00%
Comerica Bank                                                $15,000,000                         5.00%
KBC Bank N.V.                                                $15,000,000                         5.00%
Banca Popolare di Milano, New York Branch                    $15,000,000                         5.00%
The Norinchukin Bank, New York Branch                        $15,000,000                         5.00%
                                                             -----------                       -------
                                                            $300,000,000                       100.00%

                                                                   SCHEDULE 4.01

                                   GUARANTORS


1.  Gelman Sciences, Inc. (Michigan)
2.  Medsep Corporation (Delaware)
3.  Memtec Finance, Inc. (Delaware)
4.  Pall Acquisition LLC (Delaware)
5.  Pall Aeropower Corporation (Delaware)
6.  Pall Biomedical, Inc. (Delaware)
7.  Pall International Corporation (Delaware)
8.  Pall Puerto Rico, Inc. (Delaware)
9.  Pall-PASS US, Inc. (Delaware)
10. Pall Filtration and Separations Group Inc. (Delaware)
11. Russell Associates Inc. (Maryland)
12. Schenk Filter Systems, Inc. (California)

                                                                   SCHEDULE 5.06

                                   LITIGATION

None.

                                                                   SCHEDULE 5.09

                              ENVIRONMENTAL MATTERS


ANN ARBOR GROUNDWATER REMEDIATION

In February 1988, an action was filed in the Circuit Court for Washtenaw County, Michigan ("Court") by the State of Michigan ("State") against Gelman Sciences, Inc. ("Gelman"), a subsidiary acquired by the Pall Corporation (the "Company" or "Pall") in February 1997. The action sought to compel Gelman to investigate and remediate contamination near Gelman's Ann Arbor facility and requested reimbursement of costs the State had expended in investigating the contamination, which the State alleged was caused by Gelman's disposal of waste water from its manufacturing process. Pursuant to a consent judgment entered into by Gelman and the State in October 1992 (amended September 1996 and October
1999), which resolved that litigation, Gelman is remediating the contamination without admitting wrongdoing. In February 2000, the State Assistant Attorney General filed a Motion to Enforce Consent Judgment in the Court seeking approximately $4,900,000 in stipulated penalties for the alleged violations of the consent judgment and additional injunctive relief. Gelman disputed these assertions. Following an evidentiary hearing in July 2000, the Court took the matter of penalties "under advisement." The Court issued a Remediation Enforcement Order requiring Gelman to submit and implement a detailed plan that will reduce the contamination to acceptable levels within five years. The Company's plan has been submitted to, and approved by, both the Court and the State. In February 2004, the Court instructed the Company to submit its Final Feasibility Study describing how it intends to address an area of groundwater contamination not addressed by the previously approved plan. The Company has submitted its Feasibility Study as instructed. The Court has expressed its satisfaction with the Company's progress.

In correspondence dated June 5, 2001, the State asserted that additional stipulated penalties in the amount of $142,000 were owed for a separate alleged violation of the consent judgment. The Court found that a "substantial basis" for Gelman's position existed and again took the State's request "under advisement", pending the results of certain groundwater monitoring data. Those data have been submitted to the Court, but no ruling has been issued. On August 9, 2001, the State made a written demand for reimbursement of $227,000 it has allegedly incurred for groundwater monitoring. Gelman considers this claim barred by the consent judgment.

On May 12, 2004, the City of Ann Arbor filed a lawsuit against Gelman Sciences, Inc. d/b/a Pall Life Sciences in Washtenaw County Circuit Court. The City's suit seeks damages, including the cost of replacing a municipal water supply well allegedly affected by the 1,4-dioxane groundwater contamination, as well as injunctive relief in the form of an order requiring Pall Life Sciences to remediate the soil and groundwater beneath the City. The contaminant levels allegedly detected in the municipal well at issue, however, are well below applicable cleanup standards and the Company will vigorously defend against the claim.

On June 25, 2004, the Company was sued in the United States District Court for the Eastern District of Michigan by a private plaintiff in connection with the groundwater contamination. The complaint seeks both money damages and injunctive relief requiring remediation of the contamination. The plaintiff also seeks to represent a larger class of property owners and residents within the area plaintiff claims is affected by the groundwater contamination. The Company does not believe that there is substantive merit to the named plaintiff's claims or a basis for class certification. The Company will vigorously defend the lawsuit.

PINELLAS PARK

In 1995, as part of facility closure, an environmental site assessment was conducted to evaluate any soil and groundwater impacts from chemicals that may have been used at the Pinellas Park facility during the previous 24-year period of manufacturing and testing operations conducted at the facility. MIBK (methyl isobutyl ketone) concentrations in groundwater were found to be higher than regulatory levels. Soil excavation was conducted in 1998 and subsequent groundwater sampling in the bubble point area showed MIBK concentrations below the regulatory level.

In October 2000, environmental consultants for a prospective buyer of the property found groundwater contamination outside the building, but on Pall's property. The contamination in the groundwater consisted of chlorinated solvents (perchloroethylene, trichloroethylene) and their breakdown products (cis-1,2-dichloroethene, trans-1,2-dichloroethene, vinyl chloride) in excess of regulatory levels. In October 2001, a Site Assessment Report (SAR) was submitted to the Florida Department of Environmental Protection (FDEP), which showed details of contamination locations and concentrations.

In July, 2002 a Supplemental Contamination Assessment Plan (SCAP) and an Interim Remedial Action Plan (IRAP) were prepared by Pall's consultants/contractors and submitted to FDEP. A revised IRAP was submitted by Pall in December, 2003, and it was accepted by the FDER in January, 2004. A Remedial Action Plan (RAP) was submitted in June, 2004, and approval and the start of work pursuant to this RAP is expected in the Fall of 2004.


30 SEA CLIFF

A March, 1994 report indicated contamination at a neighboring site to the Pall facility, and later reports found both shallow and intermediate zone contamination. In 2000, Pall entered into a Consent Judgment with the New York State Department of Environmental Conservation (NYSDEC), and completed a Phase II Remedial Investigation.

The NYSDEC has finalized the Record of Decision (ROD) for the shallow groundwater zone termed OU-1 and Pall has signed an Order on Consent for OU-1 to be effective July 5, 2004. This Order requires Pall to submit a Work Plan for a Remedial Investigation/Feasibility Study, Interim Remedial Measures, Remedial Action and Operation & Maintenance.

The deeper groundwater zone (OU-2) ROD has been deferred by the NYSDEC until after additional data are available to delineate contamination and select an appropriate remedy. Pall has initiated discussions with Photocircuits regarding entering into a joint OU-2 Order on Consent.

ROSEN SITE

Rosen is an EPA Superfund Site. The EPA named several Potentially Responsible Parties ("PRP") to clean up the site and the PRP's in turn brought a civil action against Pall Trinity Microcorp and others to participate in the site clean up (Cooper vs Agway). In conjunction with settling the Cooper v. Agway private-party litigation, Pall and the nine other defendants entered into a Consent Decree with the EPA to complete the site remedial tasks required by EPA in its Record of Decision. At the time of the Consent Decree, the Group's consultants estimated future site costs at approximately $2,000,000. The Group determined to allocate those costs per capita among the 10 parties, which came to an estimated $200,000 per party, exclusive of legal fees. In August 2001, Pall was able to finalize a settlement of its insurance claims against Aetna/Travelers for $200,000. Work under the Consent Decree was largely completed in late 2002. Pall has paid in more than was estimated at the time of the Consent Decree, due to EPA-mandated cost increases Remaining Group costs to Pall are not currently expected to exceed $50,000 (including net recovery from non-participants).

                                                                   SCHEDULE 5.11

                             TAX SHARING AGREEMENTS

GERMANY: A number of the Borrower's German Subsidiaries are party to one of several so-called "Organschafts". Effectively, an Organschaft is an agreement that enables a group of commonly controlled legal entities to "pool" their profits and losses such that losses of one or more entities can be used to offset profits of one or more other entities. The ultimate effect is not dissimilar to US Consolidated Return rules.


UK: Although there is no requirement for a formal agreement, all commonly controlled UK Subsidiaries of the Borrower can avail themselves of so-called Group Relief provisions. Such provisions allow subsidiaries to "surrender losses" (and the attendant tax benefit) to profitable subsidiaries within the Group thereby minimizing the overall tax burden of the Group. Again, the ultimate effect is not dissimilar to US Consolidated Return rules.

NOTE: The Borrower IS NOT party to any of the agreement/arrangements outlined above.

                                                                   SCHEDULE 5.13

                     SUBSIDIARIES; OTHER EQUITY INVESTMENTS;
                        EQUITY INTERESTS IN THE BORROWER

DOMESTIC SUBSIDIARIES:                          ACTIVE
                           Schenk Filter Systems, Inc.                             California
                           Pall Acquisition LLC                                     Delaware
                           Pall Filtration and Separations Group Inc.               Delaware
                           Memtec Finance, Inc.                                     Delaware
                           Medsep Corporation                                       Delaware
                           Pall Aeropower Corporation                               Delaware
                           Pall Biomedical, Inc. (sec 936 Corp)                     Delaware
                           Pall International Corporation                           Delaware
                           Pall Puerto Rico, Inc. (sec 936 Corp)                    Delaware
                           Pall- PASS US, Inc.                                      Delaware
                           Russell Associates Inc.                                  Maryland
                           Gelman Sciences, Inc.                                    Michigan

                           INACTIVE
                           Pall Medical Products, Inc.                              Delaware
                           Rochem Separations Systems, Inc                          Delaware


FOREIGN SUBSIDIARIES:                            ALL
                           Pall Technologies S.A.                                   Argentina
                           Pall Filtration & Separations Pty Limited                Australia
                           Presian Pty Ltd                                          Australia
                           Gelman Sciences Pty Limited                              Australia
                           Pall SeitzSchnek Filtertechnik GmbH                       Austria
                           Pall Austria Filter Ges.m.b.H.                            Austria
                           Pall BVBA (f)                                             Belgium
                           Pall do Brasil Ltda                                       Brazil
                           Pall (Canada) Limited                                     Canada
                           Pall Filter (Beijing) Co., Ltd.                            China
                           Pall Exekia S.A.                                          France
                           Pall France S.A.                                          France
                           Filtration and Separations Group SAS                      France
                           Pall Filtration SAS                                       France
                           Pall Filtration & Separation GmbH                         Germany
                           Pall SeitzSchenk Filtersystems GmbH                       Germany
                           Pall SeitzSchenk Modultechnik Gmbh                        Germany

                           Pall Verwaltungs GmbH                                     Germany
                           Pall Deutschland Beteilgungs GmbH                         Germany
                           Pall Schumacher GmbH                                      Germany
                           Pall Fluid Dynamics-Filterite GmbH                        Germany
                           Schenk Werkzeug und Maschinenbau GmbH                     Germany
                           Strassburger Filterschichten GmbH                         Germany
                           Pall GmbH                                                 Germany
                           Pall Rochem Wassertechnik GmbH                            Germany
                           D.T. Membranfilter-Vertriebs- GmbH                        Germany
                           Pall Asia International Ltd.                             Hong Kong
                           Filtration Fluid Dynamics India Pvt Ltd.                   India
                           Pall India Private Limited                                 India
                           Gelman Ireland Ltd.                                       Ireland
                           SeitzSchenk Italia S.r.l.                                  Italy
                           Vessel S.r.l.                                              Italy
                           Pall Filtration and Separations S.p.A.                     Italy
                           Pall Italia S.R.L.                                         Italy
                           Pall Export Sales Corporation, Limited                    Jamaica
                           Nihon Pall Ltd.                                            Japan
                           Pall Luxembourg                                         Luxembourg
                           Pall (Malaysia) SDN. BHD.                                Malaysia
                           Pall New Zealand Limited                                New Zealand
                           Pall Norge AS                                             Norway
                           Schumacher Polska Sp. z.o.o.                              Poland
                           Pall Poland Limited                                       Poland
                           Pall Eurasia OOO                                          Russia
                           Pall Filtration Pte. Ltd.                                Singapore
                           Pall South Africa (Pty) Ltd.                           South Africa
                           Pall Korea Limited                                      South Korea
                           Pall Espana S.A.                                           Spain
                           Pall Norden AB                                            Sweden
                           Pall (Schweiz) A.G.                                     Switzerland
                           Argentaurum A.G.                                        Switzerland
                           Pall Corporation Filtration &
                           Separations (Thailand) Ltd.                               Thailand
                           Pall Filtration and Separations Holding B.V.          The Netherlands
                           Pall Netherlands B.V.                                 The Netherlands
                           Pall Europe Limited (PEL)                                   UK
                           Rochem Separations Systems, LTD.                            UK
                           Pall Filtration and Separations Limited                     UK
                           Pall Seitz Filterite Ltd,                                   UK
                           Cord Chemical Company Ltd.                                  UK

FOREIGN PARTNERSHIPS:      PLLN C.V.                                             The Netherlands
                           Pall Deutschland Holding GmbH & Co KG                     Germany


Note: All Subsidiaries (Domestic & Foreign) and both Foreign Partnerships are, directly or indirectly, 100% owned by Pall Corporation.

*See attached addendum for schematic of Corporate Structure.

                      ADDENDUM : PALL CORPORATION STRUCTURE

Unless otherwise noted, all interests in an ownership chain are 100%

                                                               TIER
                                                               ----
Pall Corporation                                                P         New York       P=          Parent
  Pall Medical Products, Inc. (inactive)                        1         Delaware       1=          1st Tier Subsidiary
  Pall Acquisition LLC                                          1         Delaware       2=          2nd Tier Subsidiary
    Pall Filtration & Separations Pty Limited                   2         Australia      etc
      Presian Pty Ltd                                           3         Australia
        Pall Filtration and Separations Group Inc.              4         Delaware
          Memtec Finance, Inc.                                  5         Delaware
          SeitzSchenk Italia S.r.l.                             5           Italy        MEMTEC FINANCE, INC  9.09% DIRECT OWNERSHIP
          Vessel S.r.l.                                         5           Italy        MEMTEC FINANCE, INC  9.09% DIRECT OWNERSHIP
          Pall Filtration and Separations S.p.A.                5           Italy
    Pall SeitzSchnek Filtertechnik GmbH                         2          Austria
    Pall Exekia S.A.                                            2          France
  Medsep Corporation                                            1         Delaware
  Pall Aeropower Corporation                                    1         Delaware
  Pall Biomedical, Inc. (sec 936 Corp)                          1         Delaware
  Pall International Corporation                                1         Delaware
  Pall Puerto Rico, Inc. (sec 936 Corp)                         1         Delaware
  Russell Associates Inc.                                       1         Maryland
  Rochem Separations Systems, Inc (inactive)                    1         Delaware
  Pall New Zealand Limited                                      1        New Zealand
  Pall Austria Filter Ges.m.b.H.                                1          Austria
  Pall do Brasil Ltda                                           1          Brazil        PALL INTERNATIONAL CORPORATION DIRECT
                                                                                         OWNERSHIP.5%
  Pall (Canada) Limited                                         1          Canada
  Pall Filter (Beijing) Co., Ltd.                               1           China
  Pall France S.A.                                              1          France
  Pall Asia International Ltd.                                  1         Hong Kong
  Gelman Ireland Ltd.                                           1          Ireland
  Pall Italia S.R.L.                                            1           Italy
  Pall Export Sales Corporation, Limited (inactive)             1          Jamaica
  Nihon Pall Ltd.                                               1           Japan
  Pall Norge AS                                                 1          Norway
  Pall Norden AB                                                1          Sweden
  Pall Filtration Pte. Ltd.                                     1         Singapore

  Pall Corporation Filtration & Separations (Thailand) Ltd.     1         Thailand
  Pall Korea Limited                                            1        South Korea
  Pall Espana S.A.                                              1           Spain
  Pall (Schweiz) A.G.                                           1        Switzerland
  Gelman Sciences, Inc.                                         1         Michigan
    Gelman Sciences Pty Limited                                 2         Australia
  Pall- PASS US, Inc.                                           1         Delaware
    PLLN C.V.  PARTNERSHIP                                      2      The Netherlands   PARTNERS: PALL CORP; PALL- PASS US, INC.
      Pall Europe Limited (PEL)                                 3          England
        Pall Filtration and Separations Holding B.V.            4      The Netherlands
          Pall Filtration and Separations Limited               5            UK
            Filtration and Separations Group SAS                6          France
              Pall Filtration SAS                               7          France
            Pall Seitz Filterite Ltd,                           6            UK
            Cord Chemical Company Ltd.                          6            UK
              Pall Filtration & Separation GmbH                 7          Germany
                Pall SeitzSchenk Filtersystems GmbH             8          Germany       PALL DIRECT OWNERSHIP 5.1%
                  Schenk Filter Systems, Inc.                   9        California
                  Pall SeitzSchenk Modultechnik Gmbh            9          Germany
        Pall Verwaltungs GmbH                                   4          Germany
      Pall Netherlands B.V.                                     3      The Netherlands
        Pall BVBA                                               4          Belgium
        Pall Technologies S.A.                                  4         Argentina
        Pall South Africa (Pty) Ltd.                            4       South Africa
        Pall (Malaysia) SDN. BHD.                               4         Malaysia
  Pall Deutschland Beteilgungs GmbH                             1          Germany
   Pall Deutschland Holding GmbH & Co KG  PARTNERSHIP           2          Germany       PARTNERS: PALL CORP; PALL DUETSCHLAND
                                                                                         BETEILGUNGS GMBH
      Pall Schumacher GmbH                                      3          Germany
        Schumacher Polska Sp. z.o.o.                            4          Poland
      Pall Fluid Dynamics-Filterite GmbH                        3          Germany
      Schenk Werkzeug und Maschinenbau GmbH                     3          Germany
      Strassburger Filterschichten GmbH                         3          Germany
      Pall GmbH                                                 3          Germany
      Pall Rochem Wassertechnik GmbH                            3          Germany
      Pall Poland Limited                                       3          Poland

      Pall Eurasia OOO                                          3          Russia
  Argentaurum A.G.                                              1        Switzerland
    Rochem Separations Systems, LTD.                            2          England
    D.T. Membranfilter-Vertriebs- GmbH                          2          Germany
  Pall India Private Limited                                    1           India

                                                                   SCHEDULE 7.01

                                 EXISTING LIENS


----------------------------------------------------------------------------------------------------------------------
                                                                                         TYPE OF
    DEBTOR            SECURED PARTY     JURISDICTION    TYPE OF FILING   FILING DATE    COLLATERAL        FILE NO.
----------------------------------------------------------------------------------------------------------------------
Gelman Sciences,    Dell Financial     Michigan
Inc.                Services, L.P.     Secretary of    UCC-1             7/31/00      Equipment       D679398
                                       State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             10/13/00     Equipment       D703795
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             10/18/00     Equipment       D705073
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             10/26/00     Equipment       D708353
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             10/30/00     Equipment       D709151
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             12/5/00      Equipment       D720065
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             12/5/00      Equipment       D720066
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             12/8/00      Equipment       D721631
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             12/8/00      Equipment       D721633
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             12/14/00     Equipment       D723431
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             1/30/01      Equipment       D738672
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             1/30/01      Equipment       D738676
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                         TYPE OF
    DEBTOR            SECURED PARTY     JURISDICTION    TYPE OF FILING   FILING DATE    COLLATERAL        FILE NO.
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             2/5/01       Equipment       D740683
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             2/5/01       Equipment       D740738
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             2/8/01       Equipment       D742173
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             2/8/01       Equipment       D742174
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             2/23/01      Equipment       D747171
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             3/20/01      Equipment       D754535
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             4/3/01       Equipment       D758788
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             5/14/01      Equipment       D773788
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             5/18/01      Equipment       D775608
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             5/18/01      Equipment       D775677
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             6/21/01      Equipment       D788241
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Michigan
Gelman Sciences,    Bell Fork Lift,    Secretary of    UCC-1             5/13/02      Equipment       D909556
Inc.                Incorporated       State
----------------------------------------------------------------------------------------------------------------------
Gelman Sciences,    Dell Financial     Florida         UCC-1             10/18/00     Equipment       200000238184
Inc.                Services, L.P.     Secretary of
                                       State
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                         TYPE OF
    DEBTOR            SECURED PARTY     JURISDICTION    TYPE OF FILING   FILING DATE    COLLATERAL        FILE NO.
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             10/24/00     Equipment       200000242822
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             1/30/01      Equipment       200100022371
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             2/02/01      Equipment       200100025279
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             2/23/01      Equipment       200100041386
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             3/01/01      Equipment       200100045807
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             3/07/01      Equipment       200100050436
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             3/07/01      Equipment       200100050467
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             3/20/01      Equipment       200100061248
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             4/03/01      Equipment       200100072654
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             4/13/01      Equipment       200100080924
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             4/13/01      Equipment       200100080949
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Gelman Sciences,    Dell Financial     Secretary of    UCC-1             6/05/01      Equipment       200100122636
Inc.                Services, L.P.     State
----------------------------------------------------------------------------------------------------------------------
                                                                                      Property        40844003
                                                                                      covered by
                                                                                      lease
                                                                                      agreement,
                                                                                      finance
                                                                                      agreement or
                                                                                      other
                                                                                      agreement
                                                                                      between
Medsep Corporation  American Express   Delaware        UCC-1             3/25/04      Debtor and
                    Business Finance   Secretary of                                   Secured Party
                                       State                                          and all
                                                                                      insurance
                                                                                      proceeds
                                                                                      attributable
                                                                                      to the loss
                                                                                      or damage to
                                                                                      any property
                                                                                      and all
                                                                                      proceeds,
                                                                                      replacements
                                                                                      additions to,
                                                                                      substitutions
                                                                                      for or
                                                                                      accessions to
                                                                                      the property.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                         TYPE OF
    DEBTOR            SECURED PARTY     JURISDICTION    TYPE OF FILING   FILING DATE    COLLATERAL        FILE NO.
----------------------------------------------------------------------------------------------------------------------
Pall Aeropower      Maruka U.S.A.      Delaware        UCC-1             10/19/01     Equipment       11441018
Corporation         Inc.               Secretary of
                                       State
----------------------------------------------------------------------------------------------------------------------
                    Wells Fargo        Delaware
Pall Aeropower      Equipment          Secretary of    UCC-1             11/15/01     Equipment       11717524
Corporation         Finance, Inc.      State
----------------------------------------------------------------------------------------------------------------------
                    Wells Fargo        Delaware
Pall Aeropower      Equipment          Secretary of    UCC-1             3/18/02      Equipment       20901508
Corporation         Finance, Inc.      State
----------------------------------------------------------------------------------------------------------------------
Pall Aeropower      Wells Fargo        Delaware        UCC-1             6/9/03                       31806556
Corporation         Equipment          Secretary of                                   Equipment
                    Finance, Inc.      State
----------------------------------------------------------------------------------------------------------------------
                    Wells Fargo        Delaware
Pall Aeropower      Equipment          Secretary of    UCC-1             7/3/03       Equipment       31942591
Corporation         Finance, Inc.      State
----------------------------------------------------------------------------------------------------------------------
                                       Delaware
Pall Aeropower      Maruka U.S.A.      Secretary of    UCC-1             2/25/04      Equipment       40593212
Corporation         Inc.               State
----------------------------------------------------------------------------------------------------------------------
                                                                                      Accounts
                                                                                      Receivable
                                                                                      from United
                                                                                      Technologies
                                                                                      Corp.
                                                                                      purchased by
                                                                                      Citibank,
Pall Aeropower                         Delaware                                       N.A. per the
Corporation         Citibank, N.A.     Secretary of    UCC-1             6/7/04       terms of the    41568544
                                       State                                          Supplier
                                                                                      Agreement
                                                                                      between Pall
                                                                                      Aeropower
                                                                                      Corporation
                                                                                      and Citibank,
                                                                                      N.A.
----------------------------------------------------------------------------------------------------------------------
Pall Aeropower      Wells Fargo        Florida         UCC-1             11/12/99     Equipment       990000256475
Corporation         Equipment          Secretary of
                    Finance, Inc.      State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Pall Aeropower      Toyota Motor       Secretary of    UCC-1             3/17/00      Equipment       200000064059
Corporation         Credit Corp.       State
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                         TYPE OF
    DEBTOR            SECURED PARTY     JURISDICTION    TYPE OF FILING   FILING DATE    COLLATERAL        FILE NO.
----------------------------------------------------------------------------------------------------------------------
                    Wells Fargo        Florida
Pall Aeropower      Equipment          Secretary of    UCC-1             7/11/00      Equipment       200000159238
Corporation         Finance Inc.       State
----------------------------------------------------------------------------------------------------------------------
                    U.S. Bankcorp
Pall Aeropower      Oliver Allen       Florida
Corporation         Technology         Secretary of    UCC-1             10/16/00     Equipment       200000235494
                    Leasing            State
----------------------------------------------------------------------------------------------------------------------
                    U.S. Bankcorp
Pall Aeropower      Oliver Allen       Florida
Corporation         Technology         Secretary of    UCC-1             1/17/01      Equipment       200100012818
                    Leasing            State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Pall Aeropower      Wells Fargo        Secretary of    UCC-1             2/7/01       Equipment       200100028920
Corporation         Equipment Finance  State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Pall Aeropower      Wells Fargo        Secretary of    UCC-1             11/15/01     Equipment       200190363582
Corporation         Equipment Finance  State
----------------------------------------------------------------------------------------------------------------------
                                       Florida
Pall Aeropower      Mitsui Seiki       Secretary of    UCC-1             5/30/03      Equipment       200304090806
Corporation         USA, Inc.          State
----------------------------------------------------------------------------------------------------------------------
Pall Corporation    Worldcom           New York        UCC-1             5/22/01                      099762
                    Communications     Secretary of                                   Equipment
                    Inc.               State
----------------------------------------------------------------------------------------------------------------------
                    Fleet Business     New York
Pall Corporation    Credit             Secretary of    UCC-1             11/15/01     Equipment       223355
                    Corporation        State
----------------------------------------------------------------------------------------------------------------------
                    Computer Sales     New York
Pall Corporation    International      Secretary of    UCC-1             1/7/02       Equipment       004506
                    Inc.               State
----------------------------------------------------------------------------------------------------------------------
                    Computer Sales     New York
Pall Corporation    International      Secretary of    Amendment         5/31/02      Equipment       126785
                    Inc.               State
----------------------------------------------------------------------------------------------------------------------
                                       New York
Pall Corporation    First Bank of      Secretary of    Assignment        7/10/02      Equipment       159232
                    Highland Park      State
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                         TYPE OF
    DEBTOR            SECURED PARTY     JURISDICTION    TYPE OF FILING   FILING DATE    COLLATERAL        FILE NO.
----------------------------------------------------------------------------------------------------------------------
                    Computer Sales     New York
Pall Corporation    International      Secretary of    UCC-1             1/7/02       Equipment       004512
                    Inc.               State
----------------------------------------------------------------------------------------------------------------------
                    Computer Sales     New York
Pall Corporation    International      Secretary of    Amendment         5/31/02      Equipment       126781
                    Inc.               State
----------------------------------------------------------------------------------------------------------------------
                                       New York
Pall Corporation    First Bank of      Secretary of    Assignment        7/10/02      Equipment       159234
                    Highland Park      State
----------------------------------------------------------------------------------------------------------------------
                    Computer Sales     New York
Pall Corporation    International      Secretary of    Assignment        4/29/04      Equipment       200404290445973
                    Inc.               State
----------------------------------------------------------------------------------------------------------------------
                    Computer Sales     New York
Pall Corporation    International      Secretary of    UCC-1             5/21/02      Equipment       118440
                    Inc.               State
----------------------------------------------------------------------------------------------------------------------
                                       New York
Pall Corporation    First Bank of      Secretary of    Assignment        11/25/02     Equipment       200211252636391
                    Highland Park      State
----------------------------------------------------------------------------------------------------------------------
                                       New York
Pall Corporation    Thomson Tractor    Secretary of    UCC-1             7/9/02       Equipment       158449
                    Co., Inc.          State
----------------------------------------------------------------------------------------------------------------------
                    Computer Sales     New York
Pall Corporation    International      Secretary of    UCC-1             10/10/02     Equipment       230953
                    Inc.               State
----------------------------------------------------------------------------------------------------------------------
                                       New York
Pall Corporation    First Bank of      Secretary of    Assignment        3/4/03       Equipment       200303040477429
                    Highland Park      State
----------------------------------------------------------------------------------------------------------------------
                    Computer Sales     New York
Pall Corporation    International      Secretary of    UCC-1             1/22/03      Equipment       200301220155899
                    Inc.               State
----------------------------------------------------------------------------------------------------------------------
                    Computer Sales     New York
Pall Corporation    International      Secretary of    Amendment         6/6/03       Equipment       200306061127188
                    Inc.               State
----------------------------------------------------------------------------------------------------------------------
                                       New York
Pall Corporation    Bank Financial     Secretary of    Assignment        7/2/03       Equipment       200307021267075
                    F.S.B.             State
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                         TYPE OF
    DEBTOR            SECURED PARTY     JURISDICTION    TYPE OF FILING   FILING DATE    COLLATERAL        FILE NO.
----------------------------------------------------------------------------------------------------------------------
                    Wells Fargo        New York
Pall Corporation    Equipment          Secretary of    UCC-1             7/3/03       Equipment       200307031279200
                    Finance Inc.       State
----------------------------------------------------------------------------------------------------------------------
                    Wells Fargo        New York
Pall Corporation    Equipment          Secretary of    UCC-1             11/19/03     Equipment       200311191876690
                    Finance Inc.       State
----------------------------------------------------------------------------------------------------------------------
                    Wells Fargo        New York
Pall Corporation    Equipment          Secretary of    UCC-1             2/26/04      Equipment       200402260200379
                    Finance Inc.       State
----------------------------------------------------------------------------------------------------------------------
                                       New York
Pall Corporation    IOS Capital        Secretary of    UCC-1             3/4/04       Equipment       200403040228020
                                       State
----------------------------------------------------------------------------------------------------------------------
                    De Lage Landen     New York
Pall Corporation    Financial          Secretary of    UCC-1             3/31/04      Equipment       200403315252287
                    Services Inc.      State
----------------------------------------------------------------------------------------------------------------------
                    De Lage Landen     New York
Pall Corporation    Financial          Secretary of    UCC-1             7/6/04       Equipment       200407060701545
                    Services Inc.      State
----------------------------------------------------------------------------------------------------------------------
Pall Corporation    Citicorp Vendor    New York        UCC-1             12/7/00      Equipment       235576
                    Fiance, Inc.       Secretary of
                                       State
----------------------------------------------------------------------------------------------------------------------
                                       New York
Pall Corporation    IBM Credit         Secretary of    UCC-1             1/20/00      Equipment       014116
                    Corporation        State
----------------------------------------------------------------------------------------------------------------------
Pall Trinity        Inacom
Micro Corp.         Technology         New York
(Branch of Pall     Financial          Secretary of    UCC-1             4/5/99       Equipment       066101
Corporation)        Services           State
----------------------------------------------------------------------------------------------------------------------
Pall Corporation    Citicorp           Nassau County   UCC-1             12/21/00     Equipment       2000-20474
                    Del-Lease, Inc.    NY
----------------------------------------------------------------------------------------------------------------------
                                       Texas
Pall Corporation    Crown Credit       Secretary of    UCC-1             1/31/00      Equipment       00-421177
                    Company            State
----------------------------------------------------------------------------------------------------------------------

                                                                   SCHEDULE 7.02

                              EXISTING INVESTMENTS


                                                       PER SHARE                                                 TOTAL

                                      # SHARES         CURRENCY           L/C                 FX                US$'S
                                      --------         --------           ---                 --                ------
Equity:         SATIR                     100,000    Swedish Krona    244.559           0.142188855         $  3,477,356

                VI Tech                 6,174,590         US$         $3.26                                 $ 20,145,611

                Euroflow UK Limited           838       (pound)       (pound)298.33     (pound)1.82         $    454,575

                Baxter (BAX)                   20         US$         30.07                                 $        601

                Cerus (CERS)                  100         US$         2.15                                  $        215

                Donaldson Co. Inc.            240         US$         26.63                                 $      6,391
                (DCI)

                Esco Technologies             125         US$         53.15                                 $      6,644
                Inc. (ESE)

                Whatman Hemasure,             300         US$         3.90                                  $      1,170
                Inc. (WTPLF.PK)

                Millipore (MIL)                42         US$         53.25                                 $      2,237

                Parker-Hannifin (PH)           50         US$         57.38                                 $      2,869

                                                                       PRINCIPAL
                                      INTEREST RATE    CURRENCY           L/C                 FX
                                      -------------    --------           ---                 --
Debt:           Euroflow UK Limited   base + 5% *       (pound)        (pound)3,500,000 (pound)1.82         $  6,364,050


                * minimum rate 10%

                                                                   SCHEDULE 7.03

                              EXISTING INDEBTEDNESS

SUBSIDIARY                                 INSTITUTION                                          GUARANTEE          CURRENCY
----------                                 -----------                                          ----------         --------

Pall Asia International Ltd.               Hong Kong & Shanghi Banking Corporation             8,000,000           HK $'s

Pall Filtration Pte. Ltd. (Singapore)      CitiBank NA Singapore                               5,000,000           Sn $'s

                                           Development Bank of Singapore                       3,000,000           Sn $'s

Pall Italia S.R.L.                         Banca Poplare di Milano                             6,000,000           euro

                                           Cassa di Risparmio di Parma e Piacenza              3,665,000           euro

                                           Banca Commerciale Italiana                          3,400,000           euro

Pall France S.A.                           Natexis Banques Populaires                          6,860,206           euro

                                           BNP Paribas                                         4,500,000           euro

German Affiliates                          Commerzbank                                         16,000,000          euro

                                           Deutsche Bank                                       5,000,000           euro

Pall Netherlands B.V. (Irish Branch)       Bank of Ireland                                     1,270,000           euro

Pall (Canada) Limited                      Royal Bank of Canada                                2,500,000           C$'s

Pall South Africa (Pty) Ltd.               The Standard Bank of South Africa                   1,300,000           Rand

Pall Espana S.A.                           Banco de Santander                                  601,012             euro

FSG Germany                                Commerzbank                                         7,779,000           euro

FSG UK*                                    HSBC                                                700,000             (pound)


* Guaranteed by Pall Europe Limited. All other guarantees issued by Pall Corporation.

                                                                SCHEDULE 7.03(D)

                               EXISTING GUARANTEES


SUBSIDIARY                                 INSTITUTION                                          GUARANTEE          CURRENCY
----------                                 -----------                                          ----------         --------

Pall Asia International Ltd.               Hong Kong & Shanghi Banking Corporation              8,000,000          HK $'s

Pall Filtration Pte. Ltd. (Singapore)      CitiBank NA Singapore                                5,000,000          Sn $'s
                                           Development Bank of Singapore                        3,000,000          Sn $'s

Pall Italia S.R.L.                         Banca Poplare di Milano                              6,000,000          euro
                                           Cassa di Risparmio di Parma e Piacenza               3,665,000          euro
                                           Banca Commerciale Italiana                           3,400,000          euro

Pall France S.A.                           Natexis Banques Populaires                           6,860,206          euro
                                           BNP Paribas                                          4,500,000          euro

German Affiliates                          Commerzbank                                         16,000,000          euro
                                           Deutsche Bank                                        5,000,000          euro

Pall Netherlands B.V. (Irish Branch)       Bank of Ireland                                      1,270,000          euro

Pall (Canada) Limited                      Royal Bank of Canada                                 2,500,000          C $'s

Pall South Africa (Pty) Ltd.               The Standard Bank of South Africa                    1,300,000          Rand

Pall Espana S.A.                           Banco de Santander                                     601,012          euro

FSG Germany                                Commerzbank                                          7,779,000          euro

FSG UK   *                                 HSBC                                                   700,000          (pound)

* Guaranteed by Pall Europe Limited: all other guarantees issued by Pall Corporation

                                                                  SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE;
                          CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Pall Corporation
2200 Northern Blvd.
East Hills, New York 11548
Attention: John Adamovich
Telephone: 516-801-9808
Fax: 516-625-1192
Email: John_Adamovich@pall.com
Website Address: www.pall.com

With a copy to:

Carter Ledyard & Milburn LLP
2 Wall Street
New York, NY 10005
Attention: Heywood Shelley, Esq.
Telephone: 212-238-8709
Fax: 212-732-3232
Email: shelley@clm.com

ADMINISTRATIVE AGENT:

Administrative Agent's Office
(for payments and Requests for Credit Extensions):

Loan and Agency Services
JP Morgan Chase Bank
1111 Fannin, 10th Floor
Houston, Texas 77002
Attention: Ms. Candace Grayson
Telephone: 713-750-7904
Fax: 713-750-2938
Email: candace.c.grayson@jpmchase.com
Account # 304 256 366:
Ref:  Pall Corp., fees
ABA # 021000021

Other Notices as Administrative Agent:

JPMorgan Chase Bank
395 North Service Road
Melville, NY 11747
Attention: Ms.Louise Duchi
Vice President
Telephone: 631-755-5152
Fax: 631-755-5184
Email: Louise.duchi@jpmorgan.com

L/C ISSUER:

JPMorgan Chase Bank
395 North Service Road
Melville, NY 11747
Attention: Ms.Louise Duchi
Vice President
Telephone: 631-755-5152
Fax: 631-755-5184
Email: Louise.duchi@jpmorgan.com

SWING LINE LENDER:

Ms. Candace Grayson
Loan and Agency Services
JP Morgan Chase Bank
1111 Fannin, 10th Floor
Houston, Texas 77002
Attention: Ms. Candace Grayson
Telephone: 713-750-7904
Fax: 713-750-2938
Email: candace.c.grayson@jpmchase.com
Account # 304 256 366:
Ref:  Pall Corp., fees
ABA # 021000021

                                                                       EXHIBIT A

                          FORM OF COMMITTED LOAN NOTICE

                                                             _______ ____, 200__

To: JPMorgan Chase Bank, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of August 24, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Pall Corporation, a New York corporation (the "Borrower"), the Lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, L/C Issuer and Swing Line Lender, Fleet National Bank, as Syndication Agent, Wachovia Bank National Association and UBS Securities LLC, as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Co-Arrangers.

         The undersigned hereby requests (select one):

         / /  A Borrowing of Committed Loans     / /  A conversion or
                                                      continuation of Loans

         1.  On _________________________________ (a Business Day).

         2.  In the amount of $_____________________.

         3.  Comprised of ______________________________________.
                            [Type of Committed Loan requested]

         4. For Eurodollar Rate Loans: with an Interest Period of ______ months.

         The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

                                       PALL CORPORATION

                                       By:
                                            ------------------------------------

                                       Name:
                                              ----------------------------------

                                       Title:
                                               ---------------------------------

                          Form of Committed Loan Notice

                                                                     EXHIBIT B-1

                               FORM OF BID REQUEST

To:      JPMorgan Chase Bank, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of August 24, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Pall Corporation, a New York corporation (the "Borrower"), the Lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, L/C Issuer and Swing Line Lender, Fleet National Bank, as Syndication Agent, Wachovia Bank National Association and UBS Securities LLC, as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Co-Arrangers.

         The Lenders are invited to make Bid Loans:

         1. On _________________________________ (a Business Day).

         2. In an aggregate amount not exceeding $________________ (with any sublimits set forth below).

         3. Comprised of (select one):

         / / Absolute Rate Loans         / / Eurodollar Margin Rate Bid Loans

   BID LOAN                 INTEREST PERIOD            MAXIMUM PRINCIPAL AMOUNT
      NO.                     REQUESTED                      REQUESTED
-------------------- ----------------------------- -----------------------------

         1                _______days/mos               $_________________

         2                _______days/mos               $_________________

         3                _______days/mos               $_________________


         The Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.03(a) of the Agreement.


                                      B-1-1

                               Form of Bid Request

         The Borrower authorizes the Administrative Agent to deliver this Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit B-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03 of the Agreement for submitting Competitive Bids.

                                    PALL CORPORATION
                                    By:
                                         ---------------------------------------

                                    Name:
                                           -------------------------------------

                                    Title:
                                            ------------------------------------


                                      B-1-2

                               Form of Bid Request

                                                                     EXHIBIT B-2

                             FORM OF COMPETITIVE BID

                                                             _______ ____, 200__

To: JPMorgan Chase Bank, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of August 24, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Pall Corporation, a New York corporation (the "Borrower"), the Lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, L/C Issuer and Swing Line Lender, Fleet National Bank, as Syndication Agent, Wachovia Bank National Association and UBS Securities LLC, as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Co-Arrangers.

         In response to the Bid Request dated ________________________, ____, the undersigned offers to make the following Bid Loan(s):

         1. Borrowing date:__________________________(a Business Day).

         2. In an aggregate amount not exceeding $_______________(with any sublimits set forth below).

         3. Comprised of:


--------------------- ----------------------------- ----------------------------- -------------------------
    BID LOAN                INTEREST PERIOD                     BID                 ABSOLUTE RATE BID OR
       NO.                        OFFERED                     MAXIMUM              EURODOLLAR MARGIN BID*
--------------------- ----------------------------- ----------------------------- -------------------------
         1            _______days/mos               $________________             (- +)  _______%

         2            _______days/mos               $________________             (- +)  _______%

         3            _______days/mos               $________________             (- +)  _______%

-----------------------
* Expressed in multiples of 1/100th of a basis point.

                                      B-2-1

                             Form of Competitive Bid

         Contact Person:  _____________ Telephone:  _____________________


                                    [LENDER]

                                    By:
                                         ---------------------------------------

                                    Name:
                                           -------------------------------------

                                    Title:
                                            ------------------------------------



******************************************************************************
         THIS SECTION IS TO BE COMPLETED BY THE BORROWER IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

                     The offers made above are hereby accepted in the amounts set forth below:

---------------------- --------------------------------------
    BID LOAN NO.             PRINCIPAL AMOUNT ACCEPTED
---------------------- --------------------------------------
                       $
---------------------- --------------------------------------
                       $
---------------------- --------------------------------------
                       $
---------------------- --------------------------------------


PALL CORPORATION


By:
     ------------------------------------------------
Name:
       ----------------------------------------------
Title:
        ---------------------------------------------
Date:
       ----------------------------------------------


                                      B-2-2

                             Form of Competitive Bid

                                 [JPMorgan Logo]


             APPLICATION AND AGREEMENT FOR STANDBY LETTER OF CREDIT


WHEN TRANSMITTING THIS APPLICATION BY FACSIMILE ALL PAGES MUST BE TRANSMITTED TO JPMORGAN.

TO:      JPMorgan Chase Bank
         Attention Standby Letter of Credit Department
         c/o JPMorgan Treasury Services
         Global Trade Services
         10420 Highland Manor Drive
         Tampa, FL  33610
         ("Issuer")


-------------------------------------------------------------------------------,
                            [NAME(S) OF APPLICANT(S)]

JOINTLY AND SEVERALLY IF MORE THAN ONE, (INDIVIDUALLY AND COLLECTIVELY, "APPLICANT") HEREBY REQUESTS THAT PURSUANT TO THE TERMS AND CONDITIONS CONTAINED YOU ISSUE YOUR IRREVOCABLE STANDBY LETTER OF CREDIT REQUESTED BELOW (TOGETHER WITH ANY REPLACEMENTS, EXTENSIONS OR MODIFICATIONS, THE "CREDIT) AND TRANSMIT IT
BY:

[ ] Airmail            [ ] Teletransmission            [ ] Courier Service
[ ] Other _______(Please specify)


IN FAVOR OF:                                            TO BE ADVISED THROUGH
                                                             (If Applicable):





("Beneficiary")

Up to an aggregate amount of __________________________
[ ] If not USD, indicate currency _____________________

Available by (indicate (i) A and/or B or (ii) C)

[ ] A. Drafts at sight drawn on you.

[ ] B. Beneficiary's dated statement purportedly signed by an authorized person reading as follows (Please state within the quotation marks the wording to appear on the statement to be presented):

"The amount of this drawing (indicate currency and amount) ______________ under JPMorgan Chase Bank Letter of Credit Number ________ represents funds due us as


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                               "
--------------------------------------------------------------------------------


[ ] C. Authenticated Teletransmission to Issuer (SWIFT demand available for use only when the Beneficiary is a SWIFT participant or a Bank) stating (PLEASE STATE WITHIN THE QUOTATION MARKS THE WORDING TO APPEAR IN THE DEMAND TO BE PRESENTED):

"Re: JPMorgan Chase Bank Letter of Credit Number _______________________. We hereby demand payment of (indicate currency and amount)
____________________________ and such amount represents funds due us as "

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


03 0916                                                                       1

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[ ] See attached sheet(s) for continuation of other documents and/or special instructions which form and are an integral part of this Application.


EXPIRATION DATE:
Drafts and documents must be dated and presented to, or Authenticated Teletransmission received by, Issuer at the address set forth above not later than ________________________.

[ ] Credit to contain Automatic Extension clause with extension period of
    [ ] one year/[ ] other ________(please specify) with no less than __ days' notice of non-renewal (no extension) of the Credit to the Beneficiary and with a final Expiration date of _______________________.
[ ] Partial drawings prohibited Multiple drawings prohibited
[ ] Credit is Transferable only in its entirety (issuer is authorized to include its standard tranfser conditions and is authorized to nominate a transferring bank, if applicable).

CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 590) ("THE "ISP") OR, [ ] IF BOX IS CHECKED, IT SHALL BE SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS
(1993) REVISION INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE
"UCP").



Unless otherwise stated herein, the nominated bank (if any) is authorized to send all documents to you in one airmail or courier service, if available.

Without limiting the terms below, you are authorized to debit our account no._____________________________ with The JPMorgan Chase Bank for the amount of each drawing for your commissions and charges.

PART II:

In consideration of Issuer issuing the Credit requested above, Applicant agrees as to such letter of credit as follows.

1. APPLICATIONS/INSTRUCTIONS. The request to issue the Credit contained in Part I above and each inquiry, communication and instruction (whether oral, telephonic, written, telegraphic, facsimile, electronic or other) regarding this Application & Agreement for Standby Letters of Credit (this "AGREEMENT") or the Credit are referred to herein as an "INSTRUCTION." Issuer's records of the content of any Instruction shall be conclusive. Applicant shall be responsible for the final text of the Credit notwithstanding Issuer's recommendation or drafting of text or Issuer's use, non-use or refusal to use text submitted by Applicant. Issuer may transmit the Credit and any amendment thereto by S.W.I.F.T. message and thereby bind Applicant directly and as indemnitor to the S.W.I.FT. rules, including rules obligating Applicant or Issuer to pay charges. "S.W.I.F.T." means the Society For Worldwide Interbank Financial Telecommunication.

2. PAYMENT TERMS; OBLIGATIONS ABSOLUTE. (a) Applicant shall pay Issuer: (i) the amount of each drawing paid by Issuer under the Credit on demand, if under a sight draft and at least one Business Day prior to the date when payment is to be made thereunder if a time draft or deferred payment obligation; (ii) commissions, fees and charges in respect of the Credit (including, commissions and fees for issuance, transfer, assignment of proceeds, amendments and drawings), at such rates, amounts and times as Issuer and Applicant shall mutually agree upon (or if no agreement, the rate then customarily charged by Issuer in like circumstances); (iii) interest on each amount to be paid by Applicant under this Agreement for each day from and including the date such payment is due through the date of payment by Applicant, on demand, at a rate per annum (calculated on the basis of a 360 day year for the actual number of days elapsed) equal to the Prime plus 3%; (iv) Issuer's charges, costs and expenses (including reasonable internal and outside counsel fees, expenses and charges) incurred in connection with the protection or enforcement of Issuer's rights under this Agreement and any correspondent's charges, with interest from the date paid or incurred by Issuer, at Prime plus 3%; and (v) such other amounts as Issuer in its sole discretion determines are necessary to compensate it for, any increase in the cost of or reduction in the yield or amount received or receivable by Issuer from Issuer issuing letters of credit (including the Credit) or having letters of credit (including the Credit) outstanding, including any costs resulting from (X) the implementation of the European Monetary Union that would not have been incurred or sustained but for the issuance of letters of credit (including the Credit) and/or (Y) application of


03 0916                                                                       2
any law, regulation, guideline or instruction from any central bank, monetary authority or governmental authority, or any change in the interpretation of the foregoing (whether or not having the force of law) applicable to Issuer or any entity controlling Issuer, regarding any reserve (including any special deposit or similar requirement), assessment, capital or similar requirement (including changes in the capital adequacy conversion factor), or any change in generally accepted accounting principles or in Issuer's accounting, relating to letters of credit or the Credit or reimbursement agreements generally or to similar liabilities or assets, whether existing at the time of issuance of the Credit or adopted thereafter. Applicant acknowledges that there may be various methods of allocating costs to the Credit and agrees that Issuer's allocation for purposes of determining the costs referred to above shall be conclusive and binding upon Applicant provided such allocation is made in Good Faith. "BUSINESS DAY" means any day on which commercial banks in New York City, New York are not authorized or required to be closed for business. "GOOD FAITH" means honesty in fact in the conduct or the transaction concerned. "PRIME" means the rate of interest per annum publicly announced from time to time by Issuer as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

(b) If the amount drawn under the Credit is in non-United States currency ("FOREIGN CURRENCY"), Applicant shall pay under paragraph 2(a)(i) above the United States dollar equivalent of the amount computed at Issuer's selling rate, as of the date of Applicant's payment, for cable transfers of such foreign currency to the place of payment; provided, further, that if, for any reason, Issuer has no selling rate for cable transfers of that currency to such place on the payment date, Applicant shall pay Issuer an amount in United States currency equivalent to Issuer's actual cost of settlement of its obligation.

(c) All payments shall be made in immediately available funds, free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, withholdings, set-off or other liabilities. Applicant shall pay all withholding, stamp and other taxes or duties imposed by any taxing authority on payment under the Credit and this Agreement and shall indemnify Issuer against all liabilities, costs, claims, and expenses resulting from Issuer having to pay or from any omission to pay or delay in paying any duty or tax.

(d) Issuer may (but shall not be required to), without demand for payment or notice to the Applicant, and in addition to any other right of set-off which Issuer may have, (i) debit any account or accounts maintained by Applicant with any office of Issuer or any subsidiary or affiliate of Issuer (now or in the future) and set-off and apply (X) any balance or deposits (general, special, time, demand, provisional, final, matured, unmatured, contingent or absolute) in the account(s) and (Y) any sums due or payable from Issuer or any subsidiary or affiliate of Issuer, to the payment of any and all amounts owed by Applicant to Issuer and/or (ii) advance funds to Applicant under any line of credit (committed or uncommitted) made available to Applicant by Issuer and apply such funds to said payment obligations.

(e) Applicant's payment obligations under this paragraph 2 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including, without limitation: (i) any lack of validity, enforceability or legal effect of the Credit or this Agreement (including Part I), or any term or provision therein or herein; (ii) payment against presentation of any draft, demand or claim for payment under the Credit or other document presented for purposes of drawing under the Credit ("DRAWING DOCUMENT") that does not comply in whole or in part with the terms of the Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person (or a transferee of such Person) purporting to be a successor or transferee of the beneficiary of the Credit; (iii) Issuer or any of its branches or affiliates being the beneficiary of the Credit; (iv) Issuer or any correspondent honoring a drawing against a Drawing Document up to the amount available under the Credit even if such Drawing Document claims an amount in excess of the amount available under the Credit; (v) the existence of any claim, set-off, defense or other right that Applicant or any other Person may have at any time against any beneficiary, any assignee of proceeds, Issuer or any other Person; (vi) Issuer or any correspondent having previously paid against fraudulently signed or presented Drawing Documents (whether or not Applicant reimbursed Issuer for such drawing); and (vi) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing, that might, but for this paragraph, constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, Applicant's obligations hereunder (whether against Issuer, the beneficiary or any other Person); provided, however, that the foregoing shall not exculpate Issuer from liability to Applicant as may be finally, judicially determined in an independent action or proceeding brought by Applicant against Issuer following payment of Applicant's obligations under this Agreement, subject to paragraph 4 hereof. "PERSON" means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

03 0916                                                                       3

3. AMENDMENT; WAIVER. Issuer shall not be deemed to have amended, changed or modified any term hereof, or to have waived any of its rights hereunder or thereunder unless Issuer or its authorized agent shall have consented to and signed such amendment, change, modification or waiver. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver. Issuer's consent to any amendment, change, waiver, or modification does not mean that Issuer shall consent or has consented to any other or subsequent Instruction to amend, change, modify, or waive a term of this Agreement or the Credit.

4. AGREEMENTS AND ACKNOWLEDGMENTS; INDEMNIFICATION; LIMITATION OF LIABILITY. (a) The Credit shall be subject to the International Standby Practices 1998 (International Chamber of Commerce Publication Number 590) and any subsequent revision thereof adhered to by Issuer (the "ISP"), or, if specified in Part I, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any subsequent revision therefof adhered by the Issuer ("UCP").

(b) Applicant shall indemnify and hold harmless Issuer, its parent, affiliates, subsidiaries and correspondents and each of their respective directors, officers, employees and agents (each, including Issuer, an "INDEMNIFIED PERSON") from and against any and all claims, suits, judgments, costs, losses, fines, penalties, damages, liabilities, and expenses, including expert witness fees and legal fees, charges and disbursements of any counsel ( including in-house counsel fees and allocated costs) for any Indemnified Person ("Costs"), arising out of, in connection with, or as a result of: (i) the Credit or any pre-advice of its issuance; (ii) any transfer, sale, delivery, surrender, or endorsement of any Drawing Document at any time(s) held by any Indemnified Person in connection with the Credit; (iii) any action or proceeding arising out of or in connection with the Credit or this Agreement (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under the Credit, or for the wrongful dishonor of or honoring a presentation under the Credit; (iv) any independent undertakings issued by the beneficiary of the Credit; (v) any unauthorized Instruction or error in computer transmission; (vi) the enforcement of this Agreement or any rights or remedies under or in connection with this Agreement or the Credit; (vii) Issuer dishonoring any presentation upon or during the continuance of any Event of Default or for which Applicant is unable or unwilling to make any payment to Issuer required under paragraph 2 above; (viii) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of such Indemnified Person; provided, however, that such indemnity shall not be available to any Person claiming indemnification under (i) through
(vi) above to the extent that such Costs are found in a final, non-appealable judgement by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Indemnified Person claiming indemnity. If and to the extent that the obligations of Applicant under this paragraph are unenforceable for any reason, Applicant shall make the maximum contribution to the Costs permissible under applicable law.

(c) The liability of Issuer (or any other Indemnified Person) under, in connection with and/or arising out of this Agreement or the Credit (or any pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to any direct damages suffered by Applicant that are caused directly by Issuer's gross negligence or willful misconduct in (i) honoring a presentation that does not at least substantially comply with the Credit, (ii) failing to honor a presentation that strictly complies with the Credit or (iii) retaining Drawing Documents presented under the Credit. In no event shall Issuer be deemed to have failed to act with due diligence or reasonable care if Issuer's conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement, including paragraph 4(d) below. Applicant's aggregate remedies against Issuer and any Indemnified Person for wrongfully honoring a presentation under the Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Applicant to Issuer in respect of the honored presentation in respect of the Credit under paragraph 2 above, plus interest. Notwithstanding anything to the contrary contained herein, Issuer and the other Indemnified Persons shall not, under any circumstances whatsoever, be liable for any punitive, consequential, indirect or special damages or losses regardless of whether Issuer or any Indemnified Person shall have been advised of the possibility thereof or of the form of action in which such damages or losses may be claimed. Applicant shall take action to avoid and mitigate the amount of any damages claimed against Issuer or any Indemnified Person, including by enforcing its rights in the underlying transaction. Any claim by Applicant for damages under or in connection with this Agreement or any Credit shall be reduced by an amount equal to the sum of (i) the amount saved by Applicant as a result of the breach or alleged wrongful conduct and (ii) the amount of the loss that would have been avoided had Applicant mitigated damages. If the Credit is to be governed by a law other than that of the State of New York, Issuer shall not be liable for any Costs resulting from any act or omission by Issuer in accord with the UCP and Applicant shall indemnify Issuer for all such Costs. "STANDARD LETTER OF CREDIT PRACTICE" means any domestic or foreign law or letter of credit practices applicable in the city in which Issuer issued the Credit or for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated the Credit, as the case may be. Such practices shall be (i) of banks that regularly issue Credits in the particular city and
(ii) required or permitted under the UCP orth ISP, as chosen in the Credit.


03 0916                                                                       4

(d) Without limiting any other provision of this Agreement, Issuer and each other Indemnified Person (if applicable): (i) may (but shall not be obligated to) honor a presentation under the Credit which on its face substantially complies with the terms of the Credit; (ii) may honor a presentation of any Drawing Documents which appear on their face to have been signed, presented or issued (X) by any purported successor or transferee of any beneficiary or other party required to sign, present or issue the Drawing Documents or (Y) under a new name of the beneficiary; (iii) shall not be responsible for the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness, or legal effect of any presentation under the Credit or of any Drawing Documents; (iv) may (but shall not be obligated to) disregard any non-documentary conditions stated in the Credit; (v) may act upon any Instruction which it, in Good Faith believes to have been given by a Person or entity authorized to give such Instruction; (vi) shall not be responsible for any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document, (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation; (vii) shall not be responsible for any acts, omissions or fraud by, or the solvency of, any beneficiary, any nominated Person or any other Person; (viii) may assert or waive any provision of the UCP or ISP which primarily benefits an issuer of a letter of credit, including, any requirement that any Drawing Document be presented to it at a particular hour or place; (ix) may pay any paying or negotiating bank (designated or permitted by the terms of the Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under the Standard Letter of Credit Practice applicable to it; (x) may dishonor any presentation upon or during any Event of Default or for which Applicant is unable or unwilling to reimburse or indemnify Issuer (provided that Applicant acknowledges that if Issuer shall later be required to honor the presentation, Applicant shall be liable therefore in accordance with paragraph 2 hereof); and
(xi) may act or not act if required or permitted under Standard Letter of Credit Practice applicable to where it has issued, confirmed or advised the Credit, as the case may be.

(e) Applicant shall notify Issuer of (i) any noncompliance with any Instruction, any other irregularity with respect to the text of the Credit or any amendment thereto or any claim of an unauthorized, fraudulent or otherwise improper Instruction, within one (1) Business Day of Applicant's receipt of a copy of the Credit or amendment and (ii) any objection Applicant may have to Issuer's honor or dishonor of any presentation under the Credit or any other action or inaction taken or proposed to be taken by Issuer under or in connection with this Agreement or the Credit, within three (3) Business Days after Applicant receives notice of the objectionable action or inaction. The failure to so notify the Issuer within said times shall discharge Issuer from any loss or liability that Issuer could have avoided or mitigated had it received such notice; to the extent that the Issuer could be held liable for damages hereunder; provided, that, if Applicant shall not provide such notice to Issuer within three (3) Business Days of the date of receipt in the case of clause (i) or ten (10) Business Days from the date of receipt of clause (ii), then Issuer shall have no liability whatsoever for such noncompliance, irregularity, action or inaction and Applicant shall be precluded from raising such noncompliance, irregularity or objection as a defense or claim against Issuer. Applicant's acceptance or retention of any Drawing Documents presented under or in connection with the Credit (whether or not the document is genuine) shall ratify Issuer's honor of the presentation and preclude Applicant from raising a defense, set-off or claim with respect to Issuer's honor of the Credit. Issuer shall not be required to seek any waiver of discrepancies from Applicant or to grant any waiver of discrepancies which Applicant approves or Instructions.

(f) Applicant will (i) comply with all foreign and domestic laws, rules and regulations (including foreign exchange control regulations, foreign asset control regulations and other trade-related regulations) now or hereafter applicable to the Credit, the transactions underlying the Credit or Applicant's execution, delivery and performance of this Agreement and (ii) to the extent not provided to Issuer under other agreements, upon Instruction, furnish Issuer with Applicant's most recent year-end, quarterly and monthly (if any), financial statements (as audited) and such other information as Issuer shall reasonably request regarding the financial condition, business or operations of Applicant.

(g) Applicant acknowledges that this Agreement and the Credit is entered into (or will be entered into) for commercial purposes and hereby irrevocably waives any immunity from jurisdiction of any court or from any legal process, including from any writs of attachment, with respect to itself or its property that it may have or may hereafter acquire to the maximum extent permitted by applicable law.

03 0916                                                                       5

5. REPRESENTATIONS AND WARRANTIES. Applicant hereby represents and warrants as of the date of this Agreement (and with each Instruction for the issuance of the Credit represents and warrants as of the date of the Instruction) that: (a) it has all necessary power and authority to enter into and perform under this Agreement; (b) it has obtained all authorizations, consents and approvals required for it to enter into this Agreement and has or shall, in a timely manner, file such notices or filings or obtain such other approvals as may be required for it to perform this Agreement in accordance with its terms; (c) this Agreement constitutes the legal, valid and binding obligation of Applicant, enforceable against it in accordance with its terms; (d) the execution, delivery and performance of this Agreement by Applicant does not and will not contravene
(i) its charter, by-laws or other organizational documents, (ii) any order or writ binding on or affecting Applicant or its properties, or (iii) any agreement or arrangement to which Applicant is a party or by which it or its properties may otherwise be bound, the contravention of which agreement or arrangement would have a material adverse effect on Applicant; (e) the financial statements most recently furnished to Issuer by Applicant fairly present the financial condition of Applicant in accordance with generally accepted accounting principles, and there has been no material adverse change in Applicant's business, condition (financial or otherwise) or results of operation since the date of Applicant's most recent annual financial statements; (f) no information now or hereafter furnished by Applicant to Issuer in connection with this Agreement or the Credit is or shall be materially false or misleading when furnished; (g) there is no pending or threatened action which may materially adversely affect its financial condition or business or which purports to affect the validity or enforceability of this Agreement, the Credit or any transaction related to the Credit; and (h) Applicant is acting for itself and for no other Person or entity in instructing issuance of the Credit.

6. PLEDGE AND ASSIGNMENT OF SECURITY. (a) As security for the payment and performance of any and all obligations and liabilities of Applicant to Issuer in respect of the Credit and under this Agreement, whether matured or unmatured, absolute or contingent, now existing or hereafter incurred ("OBLIGATIONS"), Applicant hereby grants to Issuer a continuing lien and security interest in, and pledges and assigns to Issuer all of Applicant's present and future right, title and interest in, to and under all of the following personal property (whether now existing or hereafter created or acquired): (i) the balance of all deposit accounts and all securities accounts with any office of Issuer or any affiliate or subsidiary thereof, wherever located, and any other claims of Applicant against Issuer or any affiliate or subsidiary or correspondent thereof; (ii) all Property which has been or at any time shall be delivered to or otherwise come into the possession, custody or control (actual, constructive or as "control" is defined in Article 8 or 9 of the Uniform Commercial Code as adopted by the State of New York, as revised from time to time (the "Code")) of any office of Issuer or any affiliate or subsidiary thereof or any correspondent of any such entity (and Applicant acknowledges that any such entity shall be deemed a collateral agent or a bailee of Issuer for the purpose of perfecting a security interest in the Property) for any purpose, whether or not for the express purpose of being used by any such entity as collateral security or for safekeeping, custody, pledge, transmission or otherwise; (iii) all Property received or receivable by Issuer or its correspondents under or in connection with the Credit; (iv) all Property received or receivable by Applicant in connection with the transaction underlying the Credit giving rise to the Obligations; (v) all present and future claims and rights of Applicant against any beneficiary of the Credit arising in connection with the Credit or the transaction underlying the Credit; and (vi) all products and proceeds of the foregoing (collectively, the "Collateral"). Property" means all personal property of any kind whatsoever (now existing or hereafter acquired) including, without limitation, any and all right, title and interest of Applicant in any goods, equipment, inventory, money, documents, letters of credit, warehouse receipts, instruments, securities, security entitlements, financial assets, investment property, precious and base metals, chattel paper, electronic chattel paper, accounts, commercial tort claims, deposit accounts, general intangibles (including any claims for breach of contract, breach of warranty claims and any insurance policies and proceeds), letter of credit rights, choses in action and the proceeds of any and all thereof (including any and all of the aforesaid referred to in the Credit or the Drawing Documents relating thereto).

(b) Applicant shall hold all payments of the Obligations and all proceeds of Collateral in trust for Issuer. Issuer shall be deemed to have possession, custody or control of all Collateral actually in transit to or set apart for it or for any of its affiliates or subsidiaries (or any of their agents, correspondents or others acting in their behalf), it being understood that the receipt at any time by Applicant (or any of its agents, correspondents, or others acting in its behalf), of Collateral of whatever nature, including cash, shall not be deemed a waiver of any of Issuer's rights or powers.

(c) If at any time there shall occur and be continuing (i) any Event of Default,
(ii) any material adverse change in the condition (financial or otherwise), business, operations or prospects of Applicant or any Person that has guaranteed or provided credit support for all or part of the Obligations ("GUARANTOR"),
(iii) any action for a temporary restraining order, preliminary or permanent injunction, beneficiary wrongful dishonor action or the issuance or commencement of any similar order, action or event in connection with the Credit or any Drawing Document or this Agreement, which order, action or event may apply, directly or indirectly, to Issuer or which otherwise threatens to extend or increase Issuer's contingent liability beyond the time, amount or other limit provided in the Credit or this Agreement; or (iv) any other event or condition which provides a basis for Issuer in good faith to deem itself insecure, then, Applicant, shall, upon Issuer's demand, deliver to Issuer, as additional security for the Obligations, cash in an amount required by Issuer.

03 0916                                                                       6

(d) Issuer is authorized to sign and file financing statements, naming Applicant as debtor and Issuer as secured party, with respect to any or all of the Collateral hereunder. In any such event, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement, and Applicant shall reimburse Issuer for the filing or recording fees. Issuer is further authorized to take any action necessary to protect its rights in the Collateral (whether or not a drawing, claim or demand for payment has been made under the Credit), including but not limited to segregating all or any part of any deposit or securities account. Applicant will, at its own expense upon Instruction by Issuer from time to time, sign any other instrument or document (including any security agreement, financing statement or control agreement) and take any other action as Issuer may reasonably deem necessary or desirable to preserve, perfect, protect or maintain the Collateral and the priority of Issuer's security interest therein and to realize upon Issuer's rights and remedies as a secured party.

(e) To the extent Issuer honors a presentation for which Issuer remains unpaid, Issuer may assert rights of Applicant and Applicant shall cooperate with Issuer in its assertion of Applicant's rights against the beneficiary, the beneficiary's rights against Applicant and any other rights that Issuer may have by subordination, subrogation, reimbursement, indemnity or assignment.

7. EVENTS OF DEFAULT; OBLIGATIONS DUE; REMEDIES. (a) Each of the following shall be an "EVENT OF DEFAULT" under this Agreement: (I) Applicant shall fail to pay any sum payable upon or in respect of any of the Obligations when due; (II) Applicant shall fail to perform any agreement contained herein; (III) Applicant or any Guarantor shall fail to pay any taxes when due and such taxes shall not be contested in good faith and the amount thereof reserved for in accordance with GAAP; (IV) there shall be commenced against Applicant or any Guarantor any proceeding for enforcement of a money judgment, which proceeding shall not have been stayed within ten (10) Business Days; (V) any statement made, or any information, report or Instruction furnished by or for Applicant to Issuer contains any misstatement of a material fact or omits to state a material fact or any fact necessary to make any statement contained therein not materially misleading; (VI) the dissolution, termination or, if an individual, death of Applicant or a Guarantor; (VII) any indebtedness, obligation and/or liability of Applicant or a Guarantor to any Person, including but not limited to Issuer, shall not be paid or performed when due or any event or condition shall occur that shall result in any indebtedness, obligation or liability becoming due prior to its scheduled maturity or settlement date or permits (with or without the giving of notice, the lapse of time or both) the holder of such indebtedness or obligee to cause such indebtedness, obligation or liability to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or settlement date; (VIII) any Person shall contest the validity or enforceability of any guaranty supporting the Obligations; (IX) Applicant or any Guarantor shall become insolvent (however such insolvency may be evidenced or defined) or generally not be able to pay its debts as they become due, shall make a general assignment for the benefit of creditors, or shall suspend the transaction of its usual business or be expelled or suspended from any exchange, or if an application is made by any judgment creditor of Applicant or a Guarantor for any order directing Issuer to pay over money or to deliver other property, or a petition in bankruptcy shall be filed by or against Applicant or a Guarantor or any proceeding shall be instituted by or against Applicant or a Guarantor for any relief under any bankruptcy or insolvency laws or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extensions or if any governmental authority or any court at the instance of any governmental authority, shall take possession of any substantial part of the property of Applicant or any Guarantor or shall assume control over the affairs or operations of Applicant or any Guarantor, or if a receiver or custodian shall be appointed for, or a writ or order of attachment or garnishment shall be issued or made against, any of the property or assets of Applicant or a Guarantor or Applicant or a Guarantor shall indicate that any of the foregoing has occurred or will occur; or (X) there shall occur in one or a series of transactions (A) the sale or transfer of, or the creation or assertion of a lien over, a substantial portion of the assets of Applicant or of any Guarantor, (B) any transaction or event which results in the reduction in shareholder's equity (or partnership capital, net worth or similar equivalent term) of the Applicant or any Guarantor of 50% or more (measured against such equity as of the date hereof), (C) an acquisition, directly or indirectly, of the power to direct or cause the direction of the management or policies of Applicant (or any Guarantor), whether by means of contract, voting power or otherwise, or (D) the merger or consolidation of Applicant or any Guarantor.

03 0916                                                                       7

(b) Upon an Event of Default, all of the Obligations shall be due and payable forthwith without notice or demand (as if payment had been made under the Credit, whether or not a drawing or claim had in fact been made) and Issuer may, in addition to all other rights and remedies it may have at law or in equity,
(i) exercise the remedies of a secured party under the Code in respect of the Collateral, (ii) charge, debit and/or set-off against any general or special account of Applicant maintained at any office of Issuer or at any subsidiary or affiliate of Issuer (whether matured or unmatured) for the amount of the Obligations, (iii) amend or terminate, or transfer drawing rights or cure one or more discrepancies under, the Credit, and/or (iv) Issuer may, at its option, make payment in satisfaction of the Obligations or may hold all amounts, proceeds and Collateral as security for the Credit. Upon an Event of Default, Applicant shall assemble all Collateral and make it available to Issuer at a place designated by Issuer which is reasonably convenient to Issuer and Applicant, and Issuer shall be authorized to liquidate or sell immediately, without demand for payment, advertisement or notice to Applicant, all of which are hereby expressly waived (except such notice as is required by applicable law and cannot be waived, in which event such notice shall be deemed proper if mailed at least five Business Days before disposition or other action) any and all Collateral (whether received pursuant to paragraph 5(c) hereof or otherwise) at private sale or at public auction or at brokers' board or upon any exchange or otherwise, at Issuer's option, in such parcels and at such time and at such place and at such price and upon such terms and conditions as Issuer may deem proper, and to apply the net proceeds of such sale or sales, together with any balance of deposits and any sums credited by or due from Issuer to Applicant in general account or otherwise, to the payment of any and all of the Obligations, all without prejudice to the rights of Issuer against Applicant with respect to any and all amounts which may be or remain unpaid and if any such sale be at broker's board or public auction or upon any exchange Issuer may itself be a purchaser at such sale, free from any right of redemption, which Applicant hereby expressly waives and releases.

8. CONTINUING RIGHTS AND OBLIGATIONS. Issuer's rights and liens hereunder shall continue unimpaired, and Applicant shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release and/or substitution of any Property which may be held as security hereunder at any time, or of any rights or interest therein. Applicant waives any defense whatsoever which might constitute a defense available to, or discharge of, a surety or a guarantor. If more than one Person signs this Agreement or an Application hereunder, each of them shall be jointly and severally liable hereunder and thereunder and all the terms and provisions regarding liabilities, obligations and Property of such Persons shall apply to any liabilities, obligations and Property of any and all of them.

9. JURISDICTION; WAIVER OF JURY TRIAL. (a) Applicant submits to the nonexclusive jurisdiction of any state or federal court located in the Borough of Manhattan, City of New York, State of New York, for itself and its Property and agrees that any such court shall be a proper forum for any action or suit brought by Issuer. Service of process in any legal action or proceeding arising out of or in connection with this Agreement, any Instruction or the Credit may be made upon Applicant by mailing a copy of the summons to Applicant either at the address set forth in the applicable Application or at Applicant's last address appearing in Issuer's records. In addition, if Applicant is organized or incorporated in a jurisdiction outside the United States of America, Applicant designates CT Corporation located at 111 8th Avenue, New York, New York as the true and lawful agent and attorney-in-fact of Applicant for receipt of the summons, writs and notices in connection with any such action or suit.

(b) No legal action or proceeding arising out of or in connection with this Agreement, any Instruction or the Credit may be brought by Applicant against Issuer (i) except in a state or federal court located in the Borough of Manhattan, City of New York, State of New York and (ii) unless commenced within one (1) year after (X) the expiration date of the Credit or (Y) the alleged breach shall have purportedly occurred, whichever is earlier.

(c) APPLICANT WAIVES (I) THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING IN WHICH ISSUER AND APPLICANT ARE PARTIES (WHETHER OR NOT THE ONLY PARTIES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY INSTRUCTION OR THE CREDIT AND (II) THE RIGHT TO INTERPOSE ANY CLAIM, SETOFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

10. APPLICABLE LAW; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Credit shall be issued subject to either the UCP, or if elected by Issuer, the ISP, and whichever is chosen to govern the Credit is incorported by reference into this Agreement and is evidence of Standard Letter of Credit Practice with respect to matters covered therein; provided, however, that to the extent permitted by applicable law, this Agreement shall prevail in case of a conflict between this Agreement, the Code and Standard Letter of Credit Practice and the UCP or ISP, whichever governs the Credit shall prevail in case of conflict between the UCP/ISP and the Code or other Standard Letter of Credit Practice. Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Applicant hereby waives any provision of law which prohibits or renders unenforceable any provision of this Agreement.

03 0916                                                                       8

11. NO THIRD PARTY BENEFITS; SUCCESSOR; ASSIGNMENT; INTEGRATION; DELIVERY BY FACSIMILE; NOTICES. This Agreement shall be binding upon and inure to the benefit of Issuer and Applicant and their respective successors and permitted assigns. This Agreement shall not confer any rights or benefits upon any Person other than the parties to this Agreement, and their respective permitted successors and assigns. Issuer may assign or sell participations in all or any part of the Credit or this Agreement to another entity and Issuer may disseminate credit information relating to the Applicant in connection with any proposed participation. This Agreement may not be assigned by Applicant without the prior written consent of Issuer. This Agreement constitutes the entire contract among the parties relating to the subject matter of this Agreement and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement may be signed and delivered by facsimile transmission. Notices to Issuer shall be sent to the address of Issuer as set forth on the Application and shall be delivered by hand, overnight courier or certified mail, return receipt requested. Notices to Applicant shall be sent to the address set forth below the signature line hereto.

12. CONTINUING AGREEMENT. This Agreement is a continuing agreement and may not be terminated by Applicant except upon (i)payment of all Obligations and (ii) the expiration or cancellation of the Credit.


THE UNDERSIGNED HEREBY AGREES TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENT, ALL OF WHICH HAVE BEEN READ AND UNDERSTOOD BY THE UNDERSIGNED.


                                        ----------------------------------------
                                        (Applicant)


                                        ----------------------------------------
                                        (Address)


                                        ----------------------------------------
                                        (Authorized Signature) (Title)


                                        ----------------------------------------
                                        (Date)

THE FOLLOWING IS TO BE EXECUTED IF THE CREDIT IS TO BE ISSUED FOR THE ACCOUNT OF A PERSON OTHER THAN THE PERSON SIGNING ABOVE:

AUTHORIZATION AND AGREEMENT OF ADDITIONAL PARTY NAMED AS ACCOUNT PARTY
To:  THE ISSUER OF THE CREDIT

We join in this Application, naming us as Account Party, for the issuance of the Credit and, in consideration thereof, we irrevocably agree (i) that the above Applicant has sole right to give instructions and make agreements with respect to this Application, the Agreement, the Credit and the disposition of documents, and we have no right or claim against you, any of your affiliates or subsidiaries, or any correspondent in respect of any matter arising in connection with any of the foregoing and (ii) to be bound by the Agreement and all obligations of the Applicant thereunder as if we were a party thereto. The Applicant is authorized to assign or transfer to you all or any part of any security held by the Applicant for our obligations arising in connection with this transaction and, upon any such assignment or transfer, you shall be vested with all powers and rights in respect of the security transferred or assigned to you and you may enforce your rights under the Agreement against us or our Property in accordance with the terms hereof.


                                        ----------------------------------------
                                        (Account Party)


                                        ----------------------------------------
                                        (Address)


                                        ----------------------------------------
                                        (Authorized Signature) (Title)


                                        ----------------------------------------
                                        (Date)


03 0916                                                                       9

                                                                       EXHIBIT C

                         FORM OF SWING LINE LOAN NOTICE

                                                             _______ ____, 200__

To:      JPMorgan Chase Bank, as Swing Line Lender
         JPMorgan Chase Bank, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of August 24, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Pall Corporation, a New York corporation (the "Borrower"), the Lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, L/C Issuer and Swing Line Lender, Fleet National Bank, as Syndication Agent, Wachovia Bank National Association and UBS Securities LLC, as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Co-Arrangers.

         The undersigned hereby requests a Swing Line Loan:

         1. On _________________________________ (a Business Day).

         2. In the amount of $______________________.

         The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

                                     PALL CORPORATION

                                     By:
                                          --------------------------------------

                                     Name:
                                            ------------------------------------

                                     Title:
                                             -----------------------------------

                         Form of Swing Line Loan Notice

                                                                       EXHIBIT D

                                  FORM OF NOTE

                                                             _______ ____, 200__

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of August 24, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, L/C Issuer and Swing Line Lender, Fleet National Bank, as Syndication Agent, Wachovia Bank National Association and UBS Securities LLC, as Co-Documentation Agents, and Banc of America Securities LLC and J.P.Morgan Securities Inc., as Co-Arrangers.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

                                  Form of Note

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                         PALL CORPORATION

                                         By:
                                              ----------------------------------

                                         Name:
                                                --------------------------------

                                         Title:
                                                 -------------------------------

                                  Form of Note

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                              AMOUNT OF        OUTSTANDING
                                                                             PRINCIPAL OR       PRINCIPAL
                       TYPE OF LOAN     AMOUNT OF LOAN   END OF INTEREST    INTEREST PAID      BALANCE THIS
       DATE                MADE              MADE             PERIOD          THIS DATE            DATE        NOTATION MADE BY
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------


-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------


                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                                    Financial Statement Date: _______ ___, 20___

To:      JPMorgan Chase Bank, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of August 24, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Pall Corporation, a New York corporation (the "Borrower"), the Lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, L/C Issuer and Swing Line Lender, Fleet National Bank, as Syndication Agent, Wachovia Bank National Association and UBS Securities LLC, as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Co-Arrangers.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ____________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

      [Use following paragraph 1 for Fiscal Year-end financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [Use following paragraph 1 for fiscal quarter-end financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [SELECT ONE:]

         [THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --OR--

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

         4. The representations and warranties of the Borrower contained in
Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and
(b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section
6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

         5. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of

-----------------, ----------.

                                      PALL CORPORATION

                                      By:
                                           -------------------------------------

                                      Name:
                                             -----------------------------------

                                      Title:
                                              ----------------------------------

                For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)


I.       SECTION 7.11 (A) - CONSOLIDATED NET INTEREST COVERAGE RATIO.

         A. Consolidated EBITDA for four consecutive fiscal quarters ending on above date ("Subject Period"):

                  1.       Consolidated Net Income (Net Loss) for Subject
                           Period:                                                $  ____________

                  2.       Consolidated Interest Charges for Subject Period:      $  ____________

                  3.       Provision for income taxes for Subject Period:         $  ____________

                  4.       Depreciation expenses for Subject Period:              $  ____________

                  5.       Amortization expenses for Subject Period:              $  ____________

                  6.       Non-recurring non-cash reductions of Consolidated Net
                           Income (Net Loss) for Subject Period:                  $  ____________

                  7.       Income tax credits for Subject Period:                 $  ____________

                  8.       Non-cash additions to Consolidated Net Income (Net
                           Loss) for Subject Period:                              $  ____________

                  9.       Consolidated EBITDA (Lines I.A1 + 2 + 3 + 4 + 5 +
                           6 - 7 - 8):                                            $  ____________

         B.       Consolidated Interest Charges for Subject Period less income earned by the Borrower and its Subsidiaries for Subject
                  Period:                                                         $  ____________

         C.       Consolidated Net Interest Coverage Ratio (Line I.A.9 / Line
                  I.B):                                                              ____________ to 1

                  Minimum required:


                                                    MINIMUM CONSOLIDATED
                                                   NET INTEREST COVERAGE
          FOUR FISCAL QUARTERS ENDING                      RATIO
------------------------------------------------- -------------------------
Closing Date through _______, ____
______, ____ through _______,____
______, ____ and each fiscal quarter thereafter



II.      SECTION 7.11 (B) - CONSOLIDATED LEVERAGE RATIO.

         A. Consolidated Funded Indebtedness at Statement Date:                    $  ____________

         B.       Consolidated EBITDA for Subject Period (Line I.A.9 above):       $  ____________

         C.       Consolidated Leverage Ratio (Line II.A / Line II.B):             _______________   to 1

                  Maximum permitted:


                                                  MAXIMUM CONSOLIDATED
          FOUR FISCAL QUARTERS ENDING                LEVERAGE RATIO
------------------------------------------------ ------------------------
Closing Date through _______, ____
______, ____ through _______,____
______, ____ and each fiscal quarter thereafter


                For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 3
                          to the Compliance Certificate
                                  ($ in 000's)

                               CONSOLIDATED EBITDA
            (in accordance with the definition of Consolidated EBITDA
                         as set forth in the Agreement)

---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
                                                                                                              Twelve
CONSOLIDATED                           Quarter          Quarter           Quarter           Quarter           Months
EBITDA                                  Ended            Ended             Ended             Ended             Ended
                                     ----------        ----------        ----------        ----------       ----------
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
Consolidated
Net Income
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+  Consolidated Interest Charges
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+  income taxes
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+  depreciation expense
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+  amortization expense
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+  non-recurring non-cash
   expenses
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
-  income tax credits
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
-  non-cash income
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
=  Consolidated EBITDA
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------

                                                                       EXHIBIT F

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:         ______________________________

2.       Assignee:         ______________________________ [and is an
                           Affiliate/Approved Fund of [identify Lender][1]]

3.       Borrower(s):      Pall Corporation, a New York corporation

4. Administrative Agent: JPMorgan Chase Bank, as the administrative agent under the Credit Agreement

-------------------
         [1]  Select as applicable.

         5. Credit Agreement: Credit Agreement, dated as of August 24, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Pall Corporation, a New York corporation (the "Borrower"), the Lenders from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, L/C Issuer and Swing Line Lender, Fleet National Bank, as Syndication Agent, Wachovia Bank National Association and UBS Securities LLC, as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Co-Arrangers.

6.       Assigned Interest:[2]

--------------------------- -------------------------- --------------------------- ------------------------ -----------------------
                                    Aggregate
                                    Amount of                  Amount of                 Percentage
                                   Commitment                  Commitment                Assigned of
    Facility Assigned           for all Lenders*               Assigned*                 Commitment[3]            CUSIP Number
    -----------------           ---------------                --------                   ----------              ------------
--------------------------- -------------------------- --------------------------- ------------------------ -----------------------
--------------------------- -------------------------- --------------------------- ------------------------ -----------------------
     Revolving Credit           $________________          $________________           ______________%
        Commitment
--------------------------- -------------------------- --------------------------- ------------------------ -----------------------
      ________________          $________________          $________________           ______________%
--------------------------- -------------------------- --------------------------- ------------------------ -----------------------
      ________________          $________________          $________________           ______________%
--------------------------- -------------------------- --------------------------- ------------------------ -----------------------

[7.      Trade Date:       __________________][4]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]

                                        By:  _____________________________
                                             Title:

                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]

                                        By:  _____________________________
                                             Title:


-------------------
         * Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
         [2] The reference to "Loans" in the table should be used only if the Credit Agreement provides for Term Loans.
         [3] Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
         [4] To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and][5] Accepted:

JPMORGAN CHASE BANK, as
     Administrative Agent

By:  _________________________________
     Title:

[Consented to:][6]

By:  _________________________________
     Title:


-------------------
         [5] To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
         [6] To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                            [___________________][7]

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

                  1. Representations and Warranties.

                  1.1. Assignor. The Assignor (a) represents and warrants that
(i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document,
(ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                  1.2. Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

-------------------
         [7] Describe Credit Agreement at option of Administrative Agent.

                  2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of ____________________ [confirm that choice of law provision parallels the Credit Agreement].

                                                                       EXHIBIT G

                                FORM OF GUARANTY

                                                                       EXHIBIT H

                                 OPINION MATTERS

         The matters contained in the following Sections of the Credit Agreement should be covered by the legal opinion:

         o        Section 5.01(a), (b) and (c)

         o        Section 5.02

         o        Section 5.03

         o        Section 5.04

         o        Section 5.06

         o        Section 5.14




                                       H-1